UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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VF Corporation

(Name of Registrant as Specified In Its Charter)

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VF CORPORATION

March 17, 2008

Dear Shareholder:

The Annual Meeting of Shareholders of VF Corporation will be held on Tuesday, April 22, 2008, at the O.Henry Hotel, Caldwell Room, 624 Green Valley Road, Greensboro, North Carolina, commencing at 10:30 a.m. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

At the meeting, shareholders will be asked to (i) elect five directors; (ii) re-approve certain material terms of VF’s Amended and Restated Executive Incentive Compensation Plan to preserve the full deductibility for Federal income tax purposes of payments made under the Plan (the “EIC Plan Proposal”); (iii) ratify the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2008; and (iv) consider such other matters as may properly come before the meeting.

Your Board of Directors recommends a vote FOR the election of the persons nominated to serve as directors, FOR the EIC Plan Proposal and FOR the ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm. Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the meeting.

You may vote in person at the Annual Meeting or you may vote your shares via the Internet, via a toll-free telephone number, or by signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided, as explained on page 1 of the attached proxy statement.

Your interest and participation in the affairs of VF are most appreciated.

Sincerely,

Mackey J. McDonald
Chairman

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD
ON APRIL 22, 2008

This proxy statement and the Annual Report to security holders on Form 10-K are available at www.edocumentview.com/vfc.

VF CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 22, 2008

March 17, 2008

To the Shareholders of VF CORPORATION:

The Annual Meeting of Shareholders of VF Corporation will be held at the O.Henry Hotel, Caldwell Room, 624 Green Valley Road, Greensboro, North Carolina, on Tuesday, April 22, 2008, at 10:30 a.m., for the following purposes:

(1) to elect five directors;

(2) to re-approve certain material terms of VF’s Amended and Restated Executive Incentive Compensation Plan to preserve the full deductibility for Federal income tax purposes of payments made under the Plan (the “EIC Plan Proposal”);

(3) to ratify the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2008; and

(4) to transact such other business as may properly come before the meeting and any adjournments thereof.

A copy of VF’s Annual Report on Form 10-K for 2007 is enclosed for your information.

Only shareholders of record as of the close of business on March 4, 2008 are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Candace S. Cummings
Vice President — Administration,
General Counsel and Secretary

YOUR VOTE IS IMPORTANT

You are urged to vote your shares via the Internet, through
our toll-free telephone number, or by signing, dating and
promptly returning your proxy in the enclosed envelope.

VF CORPORATION

PROXY STATEMENT

For the 2008 Annual Meeting of Shareholders

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of VF Corporation to be voted at VF’s Annual Meeting of Shareholders on April 22, 2008 and any adjournments of the meeting (the “Meeting”).

ABOUT THE MEETING

What is the purpose of the Meeting?

At the Meeting, holders of VF Common Stock will vote on the matters described in the notice of the Meeting on the front page of this proxy statement, including the election of five directors, re-approval of certain material terms of the Amended and Restated Executive Incentive Compensation Plan (the “EIC Plan Proposal”), ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2008 and transaction of such other business as may properly come before the Meeting.

Who is entitled to vote at the Meeting?

Only shareholders of record on March 4, 2008, the record date for the Meeting, are entitled to receive notice of and vote at the Meeting.

What are the voting rights of shareholders?

Each share of Common Stock is entitled to one vote on each matter considered at the Meeting.

How do shareholders vote?

Shareholders may vote at the Meeting in person or by proxy. Proxies validly delivered by shareholders (by Internet, telephone or mail as described below) and received by VF prior to the Meeting will be voted in accordance with the instructions contained therein. If a shareholder’s proxy card gives no instructions, it will be voted as recommended by the Board of Directors. A shareholder may change any vote by proxy before the proxy is exercised by filing with the Secretary of VF either a notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Shareholders who vote by telephone or the Internet may also change their votes by re-voting by telephone or the Internet within the time periods listed below. A shareholder’s latest vote, including via the Internet or telephone, is the one that is counted.

There are three ways to vote by proxy:

1) BY INTERNET:  Visit the web site www.envisionreports.com/vfc. To vote your shares, you must have your proxy/voting instruction card in hand. The web site is available 24 hours a day, seven days a week, and will be accessible UNTIL 11:59 p.m., Eastern Daylight Time, on April 21, 2008;

2) BY TELEPHONE:  Call toll-free 1-800-652-VOTE (1-800-652-8683). Shareholders outside of the U.S. and Canada should call 1-781-575-2300. To vote your shares, you must have your proxy/voting instruction card in hand. Telephone voting is accessible 24 hours a day, seven days a week, UNTIL 11:59 p.m., Eastern Daylight Time, on April 21, 2008; or

3) BY MAIL:  Mark your proxy/voting instruction card, date and sign it, and return it in the postage-paid (U.S. only) envelope provided. If the envelope is missing, please address your completed proxy/voting instruction card to VF Corporation, c/o Computershare Investor Services, P.O. Box 43100, Providence, Rhode Island 02940-3000.

IF YOU VOTE BY INTERNET OR TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY/VOTING INSTRUCTION CARD.

If you are a beneficial owner, please refer to your proxy card or other information forwarded by your bank, broker or other holder of record to see which of the above choices are available to you.

What constitutes a quorum?

Shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast must be present at the Meeting in person or by proxy to constitute a quorum for the transaction of business. At the close of business on March 4, 2008, there were 109,633,992 outstanding shares of Common Stock.

What are the Board’s recommendations?

The Board recommends a vote FOR the election of the five nominees proposed for election as directors, FOR the EIC Plan Proposal and FOR ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2008. If any other matters are brought before the Meeting, the proxy holders will vote as recommended by the Board of Directors. If no recommendation is given, the proxy holders will vote in their discretion. At the date of this proxy statement, we do not know of any other matter to come before the Meeting. Persons named as proxy holders on the accompanying form of proxy/voting instruction card are Mackey J. McDonald, Chairman of VF, and Candace S. Cummings, Vice President — Administration, General Counsel and Secretary of VF.

What vote is required to approve each item?

The five nominees for election as directors who receive the greatest number of votes will be elected directors. Approval of the EIC Plan Proposal, ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2008 or approval of any other matter to come before the Meeting require the affirmative vote of a majority of the votes cast on such matter at the Meeting. Withheld votes, abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors, approval of the EIC Plan Proposal, or ratification of the selection of

PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2008.

Other Information

A copy of VF’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007 accompanies this proxy statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

VF’s mailing address is P.O. Box 21488, Greensboro, North Carolina 27420. This proxy statement and the form of proxy/voting instruction card were first mailed or given to shareholders on approximately March 17, 2008.

ITEM NO. 1

ELECTION OF DIRECTORS

VF’s Board of Directors has nominated the five persons named below to serve as directors. The persons named in the accompanying form of proxy/voting instruction card intend to vote such proxy for the election as directors of the following nominees. If any nominee becomes unable or unwilling to serve as a director, the proxy holders will vote for such other person or persons as may be nominated by the Board of Directors. The nominees named below have indicated that they are willing to serve if reelected to the VF Board. The Board of Directors may fill vacancies in the Board, and any director chosen to fill a vacancy would hold office until the next election of the class for which such director had been chosen. It is the policy of VF that a substantial majority of the members of its Board of Directors should be independent. Currently, 11 of VF’s 13 directors have been determined by the Board to be independent in accordance with standards adopted by the Board, as set forth in the Board’s Corporate Governance Principles and as attached hereto as Appendix A, and the Listing Standards of the New York Stock Exchange, the securities exchange on which VF’s Common Stock is traded.

		Year in Which
		Service as a
Name	Principal Occupation	Director Began

To serve until the 2009 Annual Meeting
Mackey J. McDonald, 61	Chairman of the Board of VF	1993
To serve until the 2010 Annual Meeting
Barbara S. Feigin, 70	Consultant	1987
To serve until the 2011 Annual Meeting
Juan Ernesto de Bedout, 63	Group President Latin American Operations, Kimberly-Clark Corporation	2000
Ursula O. Fairbairn, 65	President and Chief Executive Officer, Fairbairn Group LLC	1994
Eric C. Wiseman, 52	President and Chief Executive Officer of VF	2006

Mr. McDonald has served as Chairman since 1998. He also served as President from 1993 until March 2006 and as Chief Executive Officer from 1996 until January 2008. Mr. McDonald was elected a director of VF in 1993. Mr. McDonald joined VF’s Lee division in 1983 and served in various managerial positions with VF’s subsidiaries until 1991 when he was named a VF Group Vice President. Mr. McDonald also serves as a director of Wachovia Corporation. Mr. McDonald is Chairman of the Executive Committee and serves as an ex officio member of the Finance Committee of the Board of Directors.

Ms. Feigin has been a Consultant specializing in strategic marketing and branding since 1999. She served as Executive Vice President and Worldwide Director of Strategic Services of Grey Advertising Inc. from 1983 until her retirement from that position in 1999. Ms. Feigin also serves as a director of Circuit City Stores, Inc. She is a member of the Audit and Nominating and Governance Committees of the Board of Directors. In accordance with VF’s tenure policy, Ms. Feigin will retire as a director at the 2010 Annual Meeting.

Mr. de Bedout has served as Group President of Latin American Operations for Kimberly-Clark Corporation, a global health and hygiene company, responsible for business units in Central and South America as well as the Caribbean, since 1999. He is a member of the Audit and Finance Committees of the Board of Directors.

Ms. Fairbairn has served as President and Chief Executive Officer, Fairbairn Group LLC, a human resources and executive management consulting company, since April 2005. She served as Executive Vice President — Human Resources & Quality, American Express Co., a diversified global travel and financial services company, from 1996 until her retirement in 2005. Ms. Fairbairn also serves as a director of Air Products and Chemicals, Inc., Centex Corporation, Circuit City Stores, Inc. (until June 2008) and Sunoco, Inc. She is a member of the Executive, Compensation and Nominating and Governance Committees of the Board of Directors. (Also see “Security Ownership of Certain Beneficial Owners and Management” on page 44).

Mr. Wiseman has served as President of VF since March 1, 2006 and as Chief Executive Officer since January 2008. He served as Chief Operating Officer from March 1, 2006 until January 2008. He was elected a director of VF on October 19, 2006. Mr. Wiseman joined VF in 1995 as Executive Vice President of JanSport, Inc. and has held a progression of leadership roles within and across VF’s coalitions. Mr. Wiseman was named Executive Vice President, Global Brands of VF in May 2005. Mr. Wiseman also serves as a director of CIGNA Corporation. Mr. Wiseman is a member of the Finance Committee of the Board of Directors.

		Year in Which
		Service as a
Name	Principal Occupation	Director Began

Directors Whose Terms Expire at the 2010 Annual Meeting
Edward E. Crutchfield, 66	Retired; former Chairman and Chief Executive Officer, First Union Corporation	1992
George Fellows, 65	President and Chief Executive Officer, Callaway Golf Company	1997
Daniel R. Hesse, 54	President and Chief Executive Officer, Sprint Nextel Corporation	1999
Clarence Otis, Jr., 51	Chairman and Chief Executive Officer, Darden Restaurants, Inc.	2004

Mr. Crutchfield was Chairman and Chief Executive Officer of First Union Corporation (now known as Wachovia Corporation), a banking and financial services company, from 1985 until his retirement in 2000. He is a member of the Executive, Compensation and Finance Committees of the Board of Directors.

Mr. Fellows is President and Chief Executive Officer of Callaway Golf Company and a member of its Board of Directors. Previously, he served as a consultant to Investcorp International, Inc. and other private equity firms from 2000 through July 2005. Mr. Fellows serves as a director of Jack in the Box Inc., a restaurant company. He is a member of the Audit and Nominating and Governance Committees of the Board of Directors.

Mr. Hesse is President and Chief Executive Officer of Sprint Nextel Corporation, a provider of wireless and wireline communications services, and a member of its Board of Directors. Prior to his current position, he served as Chairman and Chief Executive Officer of Embarq Corporation, formerly the Local Telecommunications Division of Sprint Nextel Corporation from 2005 until December 2007. He previously served as the Chairman, President and Chief Executive Officer of Terabeam Corporation, a telecommunications company, from 2000 until 2004. He is a member of the Finance and Compensation Committees of the Board of Directors.

Mr. Otis is Chairman and Chief Executive Officer of Darden Restaurants, Inc. Previously, he served as the Executive Vice President of Darden Restaurants, Inc., and President of its Smokey Bones Restaurants division, from December 2002 until December 2004. Mr. Otis also serves as a director of Verizon Communications, Inc. He is a member of the Audit and Nominating and Governance Committees of the Board of Directors.

		Year in Which
		Service as a
Name	Principal Occupation	Director Began

Directors Whose Terms Expire at the 2009 Annual Meeting
Robert J. Hurst, 62	Managing Director, Crestview Partners LLC	1994
W. Alan McCollough, 58	Retired; former Chairman of the Board, Circuit City Stores, Inc.	2000
M. Rust Sharp, 67	Of Counsel to Heckscher, Teillon, Terrill & Sager (Attorneys)	1984
Raymond G. Viault, 63	Retired; former Vice Chairman, General Mills, Inc.	2002

Mr. Hurst has been a Managing Director of Crestview Partners LLC, a private equity firm, since 2005. Previously, he was Vice Chairman of The Goldman Sachs Group, Inc., an international investment banking and securities firm. Mr. Hurst is a member of the Executive, Compensation and Finance Committees of the Board of Directors.

Mr. McCollough served as Chairman of the Board of Circuit City Stores, Inc., a specialty retailer of consumer electronics and related services, from 2002 until June 2006. He was also Chief Executive Officer of the company from 2002 until his retirement from that position at the end of February 2006, and President of the company from 2002 until 2005. Mr. McCollough also serves as a director of LA-Z-Boy Incorporated and Goodyear Tire & Rubber Company. Mr. McCollough is a member of the Compensation and Nominating and Governance Committees of the Board of Directors.

Mr. Sharp has been Of Counsel to Heckscher, Teillon, Terrill & Sager, a law firm located in West Conshohocken, Pennsylvania, since 1999. Mr. Sharp is a member of the Executive and Compensation Committees of the Board of Directors. (Also see “Security Ownership of Certain Beneficial Owners and Management” on page 44).

Mr. Viault was Vice Chairman of General Mills, Inc. with responsibility for General Mills’ Meals, Baking Products, Pillsbury USA and Bakeries and Foodservice businesses until his retirement in 2005. Mr. Viault joined General Mills as Vice Chairman in 1996. Mr. Viault also serves as a director of Safeway Inc., a food and drug retailer in North America, Newell Rubbermaid Inc., a consumer products company, and Cadbury Schweppes, a confectionery and beverage company. He is a member of the Audit and Nominating and Governance Committees of the Board of Directors.

CORPORATE GOVERNANCE AT VF

As provided by the Pennsylvania Business Corporation Law and VF’s By-Laws, VF’s business is managed under the direction of its Board of Directors. Members of the Board are kept informed of VF’s business through discussions with the Chairman, the Chief Executive Officer and other officers, by reviewing VF’s annual business plan and other materials provided to them and by participating in meetings of the Board and its committees. In addition, to promote open discussion among the independent directors, those directors meet in regularly scheduled executive sessions without management present. During 2007, the independent directors met in executive session without management present eight times. The chairmen of the Nominating and Governance, Compensation, Audit and Finance Committees of the Board preside at meetings or executive sessions of non-management directors on a rotating basis. In April 2007 Ms. Feigin, Chairman of the Nominating and Governance Committee, was selected by the Board to serve as presiding director until VF’s 2008 Annual Meeting of Shareholders.

Corporate Governance

VF’s Board of Directors has a long-standing commitment to sound and effective corporate governance practices. A foundation of VF’s corporate governance is the Board’s policy that a substantial majority of the members of the Board should be independent. This policy is included in the Board’s written Corporate Governance Principles, which address a number of other important governance issues such as:

•	qualifications for Board membership;

•	mandatory retirement for Board members at the annual meeting of shareholders following attainment of age 72;

•	a requirement that directors offer to submit their resignation for consideration upon a substantial change in principal occupation or business affiliation;

•	Board leadership;

•	committee responsibilities;

•	Board consideration of majority shareholder votes;

•	authority of the Board to engage outside independent advisors as it deems appropriate;

•	succession planning for the chief executive officer; and

•	annual Board self-evaluation.

In addition, the Board of Directors for many years has had in place formal charters stating the powers and responsibilities of each of its committees.

The Board’s Corporate Governance Principles, the Audit, Nominating and Governance, Compensation and Finance Committee charters, code of business conduct and ethics applicable to the principal executive officer, the principal financial officer, and the principal accounting officer as well as other employees and all directors of VF, and other corporate governance information are available on VF’s web site (www.vfc.com) and will be provided free of charge to any person upon request directed to the Secretary of VF at P.O. Box 21488, Greensboro, North Carolina 27420. Anyone wishing to communicate directly with one or more members of the Board of Directors or with the non-management members of the Board of Directors as a group (including the directors who preside at meetings or executive sessions of non-management directors) may contact the Chairman of the Nominating and Governance Committee, c/o the Secretary of VF at the address set forth in the preceding sentence, or call the VF Ethics Helpline at 1-877-285-4152 or send an email message to corpgov@vfc.com. The Secretary forwards all such communications, other than frivolous communications and advertisements, to the Chairman of the Nominating and Governance Committee.

Management has reviewed internally and with the Board of Directors the provisions of the Sarbanes-Oxley Act of 2002, and the related rules of the Securities and Exchange Commission and the New York Stock Exchange Listing Standards regarding corporate governance policies and procedures. We believe that the Board’s Corporate Governance Principles and committee charters meet these requirements.

Related Party Transactions

Since the beginning of VF’s last fiscal year, no financial transactions, arrangements or relationships, or any series of them, was disclosed or proposed through VF’s processes for review, approval or ratification of transactions with related persons in which (i) VF was or is to be a participant, (ii) the amount involved exceeded $120,000, and (iii) any related person had or will have a direct or indirect material interest. A related person means any person who was a director, nominee for director, executive officer or 5% owner of the Common Stock of VF, or an immediate family member of any such person.

The VF Code of Business Conduct prohibits any associate, including officers and directors, of VF from owning any interest in (excluding publicly traded securities) or having any personal contract or agreement of any nature with suppliers, contractors, customers or others doing business with VF that might tend to influence a decision with respect to the business of VF. Each of the Chairman of the Board, Chief Executive Officer and senior financial officers must disclose to the General Counsel any material transaction or relationship that reasonably could be expected to give rise to such a conflict of interest, and the General Counsel must notify the Nominating and Governance Committee of any such disclosure. Conflicts of interests involving the General Counsel must be disclosed to the Chief Executive Officer, and the Chief Executive Officer must notify the Nominating and Governance Committee of any such disclosure.

In addition, all directors and persons subject to reporting under Section 16 of the Rules and Regulations under the Securities Exchange Act of 1934 are required to disclose any transaction between them, entities they own an interest in, or their immediate family members, and VF (other than transactions available to all employees generally or transactions of less than $100,000 in value) to the General Counsel. The General Counsel presents any items disclosed by any director to the full Board of Directors, and any item disclosed by an officer to the Nominating and Governance Committee.

Board of Directors

In accordance with VF’s By-Laws, the Board of Directors has set the number of directors at 13. Eleven of VF’s directors are non-employee directors. The Board considered transactions and relationships between each director and members of his or her immediate family and VF and determined that 11 of VF’s 13 directors are free of any material relationship with VF, other than their service as directors, and are “independent” directors both under the New York Stock Exchange Listing Standards and the categorical standards adopted by the Board that are part of the Corporate Governance Principles and are attached hereto as Appendix A.

The Board determined that Ms. Fairbairn and Ms. Feigin and Messrs. Crutchfield, de Bedout, Fellows, Hesse, Hurst, McCollough, Otis, Sharp and Viault are independent directors, and that Mr. McDonald and Mr. Wiseman are not independent directors.

During 2007, VF’s Board of Directors held nine meetings. Under VF’s Corporate Governance Principles, directors are expected to attend all meetings of the Board, all meetings of committees of which they are members and the annual meetings of shareholders. Every member of the Board attended at least 75% of the total number of meetings of the Board and all committees on which he or she served, and every member of the Board attended the Annual Meeting of Shareholders in 2007.

Board Committees and Their Responsibilities

The Board has Executive, Audit, Finance, Nominating and Governance, and Compensation Committees. The Board has determined that each of the members of the Audit, Nominating and Governance and Compensation Committees is independent. Each of these committees is governed by a written charter approved by the Board of Directors. Each is required to perform an annual self-evaluation, and each committee may engage outside independent advisors as the committee deems appropriate. A brief description of the responsibilities of the Audit, Finance, Nominating and Governance and Compensation Committees follows.

Audit Committee:  The Audit Committee monitors and makes recommendations to the Board concerning the financial policies and procedures to be observed in the conduct of VF’s affairs. Its duties include:

•	selecting the independent registered public accounting firm for VF;

•	reviewing the scope of the audit to be conducted by the independent registered public accounting firm;

•	meeting with the independent registered public accounting firm concerning the results of their audit and VF’s selection and disclosure of critical accounting policies;

•	reviewing with management and the independent registered public accounting firm VF’s annual and quarterly statements prior to filing with the Securities and Exchange Commission;

•	overseeing the scope and adequacy of VF’s system of internal accounting controls;

•	preparing a report to shareholders annually for inclusion in the proxy statement; and

•	serving as the principal liaison between the Board of Directors and VF’s independent registered public accounting firm.

As of the date of this proxy statement, the members of the Committee are Messrs. Fellows (Chairman), de Bedout, Otis and Viault and Ms. Feigin. The Committee held eight meetings during 2007. The Board of Directors has determined that all of the members of the Committee are independent as independence for audit committee members is defined in the New York Stock Exchange Listing Standards and the Securities and Exchange Commission regulations and are financially literate. The Board of Directors has further determined that Messrs. Fellows, Otis and Viault qualify as “audit committee financial experts” in accordance with the definition of “audit committee financial expert” set forth in the Securities and Exchange Commission regulations and have accounting and related financial management expertise within the meaning of the Listing Standards of the New York Stock Exchange. Messrs. Fellows, Otis and Viault acquired those attributes through acting as or actively overseeing a principal financial officer or principal accounting officer of a public company. Each of them has experience overseeing or assessing the performance of companies with respect to the evaluation of financial statements in their roles as chairman and chief executive officer, vice chairman or president of a public company. In addition to his service as vice chairman of General Mills, Mr. Viault acted as chief financial officer of General Mills for two years and currently serves on the audit committee of another public company.

Finance Committee:  The Finance Committee monitors and makes recommendations to the Board concerning the financial policies and procedures of VF. The responsibilities of the Committee include reviewing and recommending to the Board actions concerning:

•	dividend policy;

•	changes in capital structure, including debt or equity issuances;

•	the financial aspects of proposed acquisitions or divestitures; and

•	VF’s annual capital expenditure budgets and certain capital projects.

As of the date of this proxy statement, the members of the Committee are Messrs. Crutchfield (Chairman), de Bedout, Hesse, Hurst and Wiseman. Mr. McDonald serves as an ex officio member of the Committee. The Committee held five meetings during 2007.

Nominating and Governance Committee:  The responsibilities of the Nominating and Governance Committee include:

•	screening potential candidates for director and recommending candidates to the Board of Directors;

•	recommending to the Board a succession plan for the Chairman of the Board and the Chief Executive Officer; and

•	reviewing and recommending to the Board governance policies and principles for VF.

The Committee generally identifies nominees for director by engaging a third party search firm whose function is to assist in the identification of potential nominees. The search firm is paid a fee for its services. Candidates are selected for their character, judgment, business experience and acumen. Board members are selected to represent all shareholders and not any particular constituency. The Committee will consider suggestions received from shareholders regarding nominees for election as directors, which should be submitted to the Secretary of VF. If the Committee does not recommend a nominee proposed by a shareholder for election as a director, then the shareholder seeking to propose the nominee would have to follow the formal nomination procedures set forth in VF’s By-Laws. VF’s By-Laws provide that a shareholder may nominate a person for election as a director if written notice of the shareholder’s intent to nominate a person for election as a director is received by the Secretary of VF (1) in the case of an annual meeting, not less than 150 days prior to the date of the annual meeting, or (2) in the case of a special meeting at which directors are to be elected, not later than seven days following the day on which notice of the meeting was first mailed to shareholders. The notice must contain specified information about the shareholder and the nominee, including such information as would be required to be included in a proxy statement pursuant to the rules and regulations established by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Committee’s policy with regard to consideration of any potential director is the same for candidates recommended by shareholders and candidates identified by other means. As of the date of this proxy statement, the members of the Committee are Ms. Feigin (Chairman) and Messrs. Fellows, McCollough, Otis and Viault and Ms. Fairbairn. The Committee held six meetings during 2007.

Compensation Committee:  The Compensation Committee has the authority to discharge the Board’s responsibilities relating to compensation of VF’s executives, review and make recommendations to the Board concerning compensation and benefits for key employees, and review and make recommendations to the Board concerning VF’s executive organizational structure. The responsibilities of the Compensation Committee include:

•	reviewing and approving VF’s goals and objectives relevant to the Chairman’s and the Chief Executive Officer’s compensation, evaluating them in light of these goals and objectives, and setting their compensation level based on this evaluation;

•	annually reviewing the performance evaluations of the other executive officers of VF;

•	annually recommending to the Board the salary of each executive officer of VF above the level of Vice President;

•	making recommendations to the Board with respect to incentive compensation-based plans and equity-based plans;

•	periodically reviewing all VF’s compensation and benefit plans insofar as they relate to key employees to confirm that such plans remain equitable and competitive;

•	administering and interpreting VF’s employee incentive compensation plans, in accordance with the terms of each plan;

•	preparing a report to shareholders annually for inclusion in the proxy statement; and

•	periodically reviewing and recommending to the Board compensation to be paid to non-employee directors.

The Committee has the authority to retain and terminate any compensation consultant to assist in the evaluation of director, Chief Executive Officer and senior executive compensation. The Committee has retained Towers Perrin as its outside compensation consultant to assist the Committee in accomplishing its objectives. In addition, the Chief Executive Officer makes recommendations to the Committee regarding compensation for executives reporting directly to him. The Committee has the authority to form and delegate authority to subcommittees as it deems appropriate. The role of the Committee, the compensation consultant and management in executive compensation is discussed in further detail in the Compensation Discussion and Analysis beginning on page 15. The members of the Committee are Ms. Fairbairn (Chairman) and Messrs. Crutchfield, Hesse, Hurst, McCollough and Sharp. The Committee held six meetings during 2007.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee (i) has ever been an officer or employee of VF, (ii) had any relationship requiring disclosure by VF under the rules and regulations established by the Securities and Exchange Commission, or (iii) is an executive officer of another entity at which one of VF’s executive officers serves on the board of directors.

Committee Membership of Independent Directors and Number of Meetings Held
Nominating and
	Audit	Compensation	Governance	Finance
Director	Committee	Committee	Committee	Committee

Edward E. Crutchfield		Member		Chairman

Juan Ernesto de Bedout	Member			Member

Ursula O. Fairbairn		Chairman	Member

Barbara S. Feigin	Member		Chairman

George Fellows	Chairman		Member

Daniel R. Hesse		Member		Member

Robert J. Hurst		Member		Member

W. Alan McCollough		Member	Member

Clarence Otis, Jr.	Member		Member

M. Rust Sharp		Member

Raymond G. Viault	Member		Member

Number of Meetings	8	6	6	5

Directors’ Compensation

The components of directors’ compensation are cash retainer, committee fees and equity-based grants. The Board sets directors’ compensation based on analysis of information provided by the outside compensation consultant to the Committee annually regarding director compensation of publicly traded companies of a size comparable to VF as to the amount and allocation among cash retainer, committee fees and equity-based grants. Effective January 1, 2008, each director other than Mr. McDonald and Mr. Wiseman receives an annual retainer of $50,000 (increased from $45,000 in 2007), payable in quarterly installments, plus a fee of $1,500 for each Board meeting attended. Each director who serves on a committee is paid $1,500 for each meeting attended. Each director serving as chairman of a committee also receives an additional retainer of $7,500 per year. Each director is paid $1,000 per day for special assignments in connection with Board or committee activity as designated by the Chairman of the Board. Travel and lodging expenses are reimbursed. Mr. McDonald and Mr. Wiseman, the only directors who are also employees of VF, do not receive any compensation in addition to their regular compensation for attendance at meetings of the Board or any of its committees. Each director may elect to defer all or part of his or her retainer and fees into equivalent units of VF Common Stock under the VF Deferred Savings Plan for Non-Employee Directors. All Common Stock equivalent units receive dividend equivalents. Deferred sums, including Common Stock equivalent units, are payable in cash to the participant upon termination of service or such later date specified in advance by the participant. Seven directors elected to defer compensation in 2007. VF does not provide pension, medical or life insurance benefits to its non-employee directors. Directors traveling on VF business are covered by VF’s business travel accident insurance policy which generally covers all VF employees and directors.

In order to link compensation of directors to VF’s stock performance, each director is eligible to receive grants of non-qualified stock options to purchase shares of Common Stock and restricted awards (restricted stock or restricted stock units) under VF’s 1996 Stock Compensation Plan. The Board changed its method for determining the appropriate number of stock option awards for 2008 from a target of a number of stock options to a targeted dollar value. In 2008, non-employee directors received options to purchase 5,713 shares that had an assumed fair value of approximately $103,000 at the time of grant based on the Corporation’s lattice option-pricing model. In 2007, the directors received options to purchase 5,800 shares of VF Common Stock, which had a value of $84,274 according to the amount recognized for financial statement reporting purposes in accordance with FAS 123(R). Such options have an exercise price equal to fair market value of a share of VF Common Stock at the date of grant, have a stated term of ten years and become exercisable one year after the date of grant. Options are exercisable only so long as the optionee remains a director of VF except that, subject to earlier expiration of the option term, options are not forfeited and are exercisable for 36 months after the director’s retirement, death or termination due to disability. It is VF’s policy to strongly encourage stock ownership by VF directors to closely align the interests of directors and shareholders. Accordingly, directors are expected to accumulate, over a specific period of time, and then retain, shares having a fair market value equal to three times their annual retainer.

Directors are encouraged to attend formal training programs in areas relevant to the discharge of their duties as directors. VF reimburses expenses incurred by directors attending such programs.

Each director is eligible to participate in VF’s matching gift program for institutions of higher learning and National Public Television and Radio up to an aggregate of $10,000 per year. This program is available to all VF employees and directors.

2007 Independent Director Compensation

	Fees Earned or		All Other
Director	Paid in Cash ($)	Option Awards[1]	Compensation[2]	Total

Edward E. Crutchfield	$82,500	$84,274	$-0-	$166,774

Juan Ernesto de Bedout	78,000	84,274	10,000	172,274

Ursula O. Fairbairn	81,000	84,274	1,000	166,274

Barbara S. Feigin	87,000	84,274	1,450	172,724

George Fellows	82,500	84,274	-0-	166,774

Daniel R. Hesse	72,000	84,274	6,500	162,774

Robert J. Hurst	73,500	84,274	10,000	167,774

W. Alan McCollough	73,500	84,274	-0-	157,774

Clarence Otis, Jr.	78,000	84,274	-0-	162,274

M. Rust Sharp	66,000	84,274	-0-	150,274

Raymond G. Viault	79,500	84,274	-0-	163,774

[1]	Each Director was awarded options to purchase 5,800 shares of VF Common Stock on February 9, 2007. The date of the award in 2007 was the same date as the annual awards of options to executives. The value in this column is the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year in accordance with FAS 123(R) and is the full value of the award in accordance with FAS 123(R). The assumptions used and the resulting weighted average value of stock options granted during 2007 is summarized in Note P to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 29, 2007. The following options to purchase shares of VF Common Stock were outstanding at the end of 2007 for each non-employee Director: Edward E. Crutchfield, 5,800; Juan Ernesto de Bedout, 36,200; Ursula O. Fairbairn, 45,800; Barbara S. Feigin, 45,800; George Fellows, 45,800; Daniel R. Hesse, 41,000; Robert J. Hurst, 50,600; W. Alan McCollough, 36,200; Clarence Otis, Jr., 21,800; M. Rust Sharp, 41,000; and Raymond G. Viault, 26,600.

[2]	The amounts in this column reflect matching contributions under VF’s charitable matching gift program.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview of VF’s compensation program, compensation philosophy and objectives, the components of executive compensation, and executive stock ownership.

Overview of Compensation Program

The goals of VF’s Executive Compensation Program (the “Program”) are:

•	To provide incentives for achieving and exceeding VF’s short-term and long-term financial goals;

•	To align the financial objectives of VF’s executives with those of its shareholders, both in the short and the long term; and

•	To attract and retain highly competent executives.

The Compensation Committee

VF’s Compensation Committee, composed entirely of independent directors, administers the Program. The Committee’s responsibilities are defined by its charter. The Committee is responsible for reviewing and approving VF’s goals and objectives relevant to the Chairman’s and Chief Executive Officer’s compensation and setting their compensation levels, as well as annually reviewing the performance of the Chairman and Chief Executive Officer and other named executive officers of VF and administering and interpreting VF’s employee incentive compensation plans in accordance with the terms of each plan. The Compensation Committee is responsible for reviewing all components of the Program annually to confirm that they are necessary and appropriate for VF and in the competitive marketplace for executive talent.

Compensation Consultant

The Committee has retained an outside compensation consultant, Towers Perrin, to assist the Committee in accomplishing its objectives. The Committee has requested that a representative of Towers Perrin attend all meetings and executive sessions of the Committee, and a representative of Towers Perrin did attend all meetings of the Committee in 2007. Towers Perrin generally provides benchmarking data to the Committee, which then considers this data as a part of its decisions on executive compensation.

Management’s Role in the Compensation Setting Process

As requested by the Committee, management is responsible for providing the outside compensation consultant with information to facilitate the consultant’s role in advising the Committee and preparing information for each Committee meeting. The Vice President — Human Resources, the Chairman and the Chief Executive Officer generally attend Committee meetings, except the executive sessions that are usually held as part of each meeting. These executives also work with the Committee Chairman to prepare the agenda for each meeting, provide information on VF’s strategic objectives to the Committee and make recommendations to the Committee regarding business performance targets and objectives for all senior executives including the Chief Executive Officer and the Chairman. Based on management’s knowledge of the publicly traded industry-related companies with which VF is most likely to compete for top executives, management also recommends the industry group of apparel/retail companies whose compensation data is analyzed by the outside consultant for consideration by the Compensation Committee in its process of establishing compensation targets. In addition, the Chief Executive Officer makes recommendations to the Committee regarding compensation for executives reporting directly to him.

Compensation Philosophy and Objectives

The Program incorporates four compensation objectives. The Program aims to:

1. Motivate executive performance to accomplish VF’s short-term and long-term business objectives;

2. Provide annual incentives to executives based on corporate and individual performance;

3. Provide executives with incentives tied to stock ownership, thus aligning the interests of shareholders and executives; and

4. Offer total compensation that is competitive with other large U.S.-based companies with which VF may compete for executive talent.

VF balances each of the Program’s objectives by establishing target compensation levels for executive pay to motivate executives to achieve VF’s business goals, reward them for achieving and exceeding these goals, and reduce compensation below target levels if goals are not achieved. These levels are achieved through a combination of the following elements of total direct compensation:

•	Base salary,

•	Annual cash incentive awards, and

•	Long-term equity incentive awards consisting of

•	performance-contingent restricted stock units (“RSUs”), and

•	stock options.

Competitive Compensation Targets

The Committee used information provided by its outside compensation consultant regarding the consultant’s executive compensation database, which includes executive compensation data for over 800 U.S.-based companies (the “Comparison Group”), to establish compensation targets for 2007. The Comparison Group data was provided on an aggregated basis. Due to significant variance in size among the companies in the Comparison Group, the compensation consultant used regression analysis to adjust the compensation data for differences in revenues among the companies. In addition, the Committee evaluated compensation data regarding an industry group of publicly traded apparel/retail companies (collectively, the “Industry Group”) to assure the Committee that the compensation targets were reasonable as compared to companies identified by management as representative of those most likely to compete with VF for executive talent. The companies that comprised VF’s Industry Group in 2007 were The Gap, Inc., Jones Apparel Group, Inc., Kellwood Company, Limited Brands, Inc., Liz Claiborne, Inc., NIKE, Inc., Polo Ralph Lauren Corporation, Quiksilver, Inc., The Talbots, Inc., The Timberland Company, Phillips-Van Heusen Corporation and Russell Corporation. Seven of the 16 companies within the S&P Apparel, Accessories and Luxury Goods Index for 2007 (including VF) are also in the Industry Group. In setting target levels of compensation, the Committee uses the Comparison Group as its principal benchmarking tool because it is both broader and more detailed than available data for the narrower and more disparate Industry Group.

The Compensation Committee sets total direct compensation (base salary, target annual cash incentive awards and target long-term equity incentive award values) for senior executives generally between the 50th and 75th percentile of VF’s Comparison Group. The Committee considers the scope of the executive’s duties, the executive’s experience in his or her role and individual performance relative to his or her peers to establish the appropriate point within that range of percentiles. The Committee believes that it should set total direct compensation targets for VF’s senior executives within this range to appropriately motivate and reward strong performance and retain top talent at a reasonable cost to VF as indicated by the available data. The Committee targets total direct compensation for each VF executive officer to be competitive with compensation paid to executives in comparable positions within VF’s Comparison Group based on targeted performance goals established by the Committee. Based on the Committee members’ experience with VF’s Chief Executive Officer and other executive officers, and on their assessment of the value to VF of each individual and the risks to VF of losing individuals viewed as key to VF’s short-term and long-term success, the Committee may position each executive’s total compensation above, within or below the targeted range. Benefits are set at levels intended to be competitive but are not included in the Committee’s evaluation of total direct compensation.

The components of the target total direct compensation opportunity for each executive set by the Committee annually are short-term cash compensation (annual base salary and target non-equity incentives) and long-term equity compensation (stock options and RSUs). The Committee generally allocates between total cash compensation and equity compensation based on the analysis provided by the compensation consultant to be competitive with VF’s Comparison Group and Industry Group. The Committee also considers historical compensation levels, relative compensation levels among VF’s senior executives, and VF’s corporate performance as compared to performance of companies in VF’s Industry Group.

Balance of Base Salary and At-Risk Components

VF’s philosophy is that a significant portion of each executive’s total direct compensation should be at-risk, meaning subject to fluctuation based on VF’s financial performance. The at-risk components of total compensation targets are annual cash incentives and long-term equity compensation. The at-risk portion of total compensation is progressively greater for higher level positions. The at-risk portion of targeted total compensation was 86% for the Chairman and Chief Executive Officer and between 71% and 79% for the other executives named in this proxy statement in 2007.

VF intends to continue this strategy of compensating its executives through programs that emphasize performance-based incentive compensation by linking executive compensation to VF’s performance. Furthermore, the compensation will be structured to appropriately balance between the long-term and short-term performance of VF, and between VF’s financial performance and shareholder return.

Total Compensation Review

The Compensation Committee has established a practice of annually reviewing each component of VF’s top executives’ compensation and the Committee performed this review in 2007. The Committee reviewed the dollar amounts affixed to all components of the executives’ 2007 compensation, including current cash compensation (base salary and non-equity incentive plan payments), assumed value of long-term incentive compensation (RSUs and stock options), the dollar value to the executive and the cost to VF of all perquisites and other personal benefits, payout obligations under VF’s pension plan, payout obligations under VF’s Supplemental Executive Retirement Plan, aggregate balances under VF’s deferred compensation plans, and projected payout obligations under several termination-of-employment scenarios, including termination with and without cause and termination after a change in control of VF. The purpose of the annual review is to enable the Committee to understand the amounts of all elements of the executives’ compensation relative to the competitive information provided by the outside consultant.

Components of Total Direct Compensation

Base Salary

Base salary of the named executive officers is designed to compensate executives for their level of responsibility, skills, experience and sustained individual contribution. Base salary is intended to be competitive as compared to salary levels for equivalent executive positions at companies in VF’s Comparison Group and Industry Group. The Committee believes that a competitive base salary provides the foundation for the total compensation package required to attract, retain and motivate executives in alignment with VF’s business strategies.

Target salary ranges and individual salaries for the named executive officers are reviewed by the Committee annually, as well as at the time of a promotion or other change in responsibilities. In determining individual salaries, the Committee considers the scope of job responsibilities, individual contribution, current compensation, tenure, market data provided by the Committee’s outside compensation consultant, VF’s salary budget and labor market conditions.

Each named executive officer is evaluated annually based on several components: key job responsibilities, key accomplishments and annual goals and objectives. The resulting performance evaluations are presented to the Committee to be utilized in assessing each component of total compensation for each executive.

The following chart sets forth the named executive officers’ salaries that were set during 2006 and 2007:

			Percentage Increase
Executive	2007 Base Salary	2006 Base Salary	from 2006

Mr. McDonald	$1,180,000	$1,140,000	3.5%

Mr. Wiseman	775,000	700,000	10.7%

Mr. Shearer	562,000	540,000	4.1%

Mr. Derhofer	572,000	550,000	4.0%

Ms. Cummings	450,000	412,000	9.2%

Base salary increases for each executive officer were based on (i) the Committee’s assessment of the individual’s performance, (ii) the market rate for the individual’s position provided by the Committee’s outside compensation consultant, and (iii) VF’s overall merit increase budget for salaries of senior employees. The salaries of the executive officers were approved by all independent members of the Board of Directors as well as the Committee members.

Annual Cash Incentives

VF has a cash incentive plan for the named executive officers, the VF Executive Incentive Compensation Plan (“EIC Plan”). The EIC Plan focuses executive attention on annual VF performance as measured by pre-established goals. The incentives are designed to motivate VF’s executives by providing payments for achieving and exceeding goals related to VF’s annual business plan.

Under the EIC Plan, performance goals are set each year by the Committee. The outside compensation consultant provides information based on its analysis of competitive external market data of the Comparison Group to assist the Committee in establishing targeted dollar amounts to award each named executive under the EIC Plan. The Committee establishes each executive’s targeted annual incentive opportunity under the EIC Plan after consideration of the compensation data provided by the compensation consultant and the recommendations of the Chief Executive Officer. The Committee also makes a general assessment as to the relative amounts of annual incentives for the executives to make sure they are, in the Committee’s judgment, fair and reasonable, but the Committee does not perform any formal internal pay equity calculation for any elements of executive compensation. Depending upon the level of achievement of each of the performance goals, annual cash awards could range from 0% to 200% of the targeted incentive opportunity for each EIC Plan participant. The maximum potential individual award is $3,000,000 plus the amount of the participant’s unused annual limit as of the close of the prior year. For the years 2005, 2006 and 2007, levels of achievement under the EIC Plan were 134%, 134% and 177%, respectively, of the targeted incentive opportunity. The Committee may exercise discretion to reduce awards under the EIC Plan generally or for any individual participant.

While it is the policy of the Committee to provide opportunities for annual incentive compensation for achievement of pre-established performance goals based primarily on financial measures, the Committee also retains discretion to pay bonuses apart from the EIC Plan reflecting its subjective assessment of the value of accomplishments of VF’s executive officers which, in the Committee’s view, cannot always be anticipated in advance or reflected in such pre-established goals. In 2007, the Committee did not award or pay any bonuses to the executive officers named in this proxy statement other than those under the EIC Plan that are based on VF’s financial performance.

Performance Goals.  In 2007, performance goals for the EIC Plan were set by the Committee based on criteria and weighting recommended by management and were designed to support achievement of VF’s financial goals, namely achievement of growth in earnings per share and revenues. The performance goals set by the Committee in February 2007 were based on the following objectives and weighting:

Target		Weighting

10% increase in VF’s reported earnings per share		75.0%

8% increase in revenues made up of:	6% of the increase coming from net revenues of continuing businesses (excluding net revenues of recent acquisitions)	12.5%

	2% of the increase in net revenues coming from recent acquisitions for the portion that occurred during 2007 of the 12 month period following the acquisition	12.5%

Each objective excludes the effects of extraordinary and nonrecurring items, required changes in accounting policies and differences between actual foreign exchange rates during 2007 and the foreign exchange rates assumed in the VF 2007 financial plan at the time the Committee set the targets. In February 2007, the Compensation Committee set the target awards for the named executive officers for the fiscal year 2007. These target awards are set forth on the Grants of Plan-Based Awards table on page 31.

Based on VF’s actual performance in 2007, in February 2008 the Committee determined that the level of achievement under the EIC Plan was 177% of the targeted incentive opportunity for 2007. The actual payments made to the named executive officers under the EIC Plan are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 28.

Long-Term Incentives: Awards of Performance-Contingent Restricted Stock Units (“RSUs”), Stock Options and Restricted Stock

The Committee believes that long-term equity incentive awards are an effective way to link executive compensation to VF’s performance. Long-term equity incentive awards of stock options (under the VF 1996 Stock Compensation Plan (the “Stock Plan”)) and RSUs (under VF’s 2004 Mid-Term Incentive Plan implemented under the Stock Plan) are granted annually in order to promote the achievement of VF’s long-term strategic business objectives. In setting an executive’s total compensation target for each year, the Committee establishes a dollar amount of long-term incentive compensation to be awarded to the executive based on the comparison data provided by the outside consultant. The dollar value of an executive’s long-term incentive target is apportioned approximately equally between stock option and RSU awards. For purposes of calculating an executive’s total direct compensation, RSU awards are determined based on the stock price on the date of grant and stock option awards are determined using a lattice option-pricing model. The values of the individual grants of RSUs and stock options generally increase commensurate with the level of responsibility of the executive officer and the Committee’s evaluation of the executive.

Restricted Stock Units

Under VF’s Mid-Term Incentive Plan, executives are awarded RSUs that give them the opportunity to earn shares of VF Common Stock for performance achieved over three-year cycles. RSUs provide long-term incentive compensation for executives with the objectives of providing a focus on long-term value and increasing stock ownership. RSUs are designed to align the interests of VF’s executives with those of shareholders by encouraging the executives to enhance the value of VF through accomplishment of the performance goals set by the Committee. In addition, through three-year performance periods, this component of the compensation Program is designed to create an incentive for individual executives to remain with VF.

The actual number of shares paid out for the three-year performance cycle is determined by multiplying the target number of RSUs by the average level of achievement of the performance goals established annually by the Committee under the EIC Plan during the three years of the performance period, plus an additional number of shares equal to the dollar value of the dividends that would have accrued (without compounding) on the actual award. Actual awards (excluding dividends) may range from 0% to 200% of the targeted incentive. The Committee retains discretion to reduce the actual awards but generally awards are paid in accordance with the level of achievement of the performance objective.

In February 2008, the Committee determined that the level of achievement of the goal for the three-year period 2005 through 2007 was 148%, determined by averaging the achievement of the goals under the EIC Plan for the three years, 2005 (134%), 2006 (134%) and 2007 (177%).

The RSU payout made in February 2008 for the 2005-2007 performance period is set forth on the Option Exercises and Stock Vested Table on page 35. The RSU target awards to the executive officers made in February 2007 for the 2007-2009 performance period are set forth in the Grants of Plan-Based Awards Table on page 31.

Stock Options

Stock options awarded under the Stock Plan are intended to align executives’ and shareholder interests and focus executives on attainment of VF’s long-term goals. Stock options provide executives with the opportunity to maintain an equity interest in VF and to share in the appreciation of the value of the stock. They also provide a long-term incentive for the executive to remain with VF and promote shareholder returns. The Committee determines a value of options awarded to executive officers as a component of the total targeted compensation.

Non-qualified stock options have a term of not greater than ten years and become exercisable not less than one year after the date of grant. Options are exercisable only so long as the option holder remains an employee of VF or its subsidiaries, except that, subject to earlier expiration of the option term, and to the specific terms and definitions contained in the Stock Plan, options generally remain exercisable for the period severance payments are made (if any) in the case of involuntary termination of employment, and for 36 months after death or retirement or termination of employment due to disability. In addition, upon a change in control of VF, vesting of the options is accelerated and all of the options become exercisable by the executives.

Stock options are typically granted annually in February under the Stock Plan. Because the Compensation Committee meets one or two days before the release of VF’s earnings for the prior fiscal year and guidance for the following year, the Committee’s practice with respect to the award of stock options under the Stock Plan is to establish the date of grant of the options as the third business day after the earnings release so that the earnings information can be absorbed by the financial markets. The Committee acted on February 5, 2007, to establish the grant date for the options on February 9, 2007. Under the Stock Plan, the exercise price of stock options is the fair market value on the date of grant. “Fair market value” is defined in the Stock Plan as the average of the reported high and low sales price of the Common Stock on the date of grant.

Stock option awards made to the named executive officers during 2007 are listed on the Grants of Plan-Based Awards Table on page 31.

Restricted Stock

Awards of restricted stock are made by the Committee from time to time to attract or retain key executives and are designed to reward long-term employment with VF. Awards of restricted stock under the Stock Plan are not part of regular annual compensation. The decision to award restricted stock and the amount of any particular award of restricted stock are determined in consultation with the outside compensation consultant. The Committee did not make any awards of restricted stock to the officers named in this proxy statement during 2007.

Policy for the Recovery of Awards or Payments in the Event of Financial Restatement

The Board of Directors has adopted a policy for the recovery of performance-based compensation from executives respecting awards in 2008 and thereafter. The policy provides that the Board may require an executive to forfeit a performance-based award or repay performance-based compensation if VF is required to prepare an accounting restatement, as a result of misconduct, if such executive knowingly caused or failed to prevent such misconduct. The award agreements for stock options and RSUs under the Stock Plan include provisions respecting such recovery, as does the EIC Plan.

Retirement and Other Benefits

The Committee believes that retirement and other benefits are important components of competitive compensation packages necessary to attract and retain qualified senior executives. The Committee reviews the amounts of the benefits annually along with other compensation components. However, the benefits do not affect the decisions the Committee makes regarding other compensation components, which are generally structured to obtain VF’s short-term and long-term financial objectives.

Pension Benefits

VF sponsors and maintains the VF Corporation Pension Plan (the “Pension Plan”), a tax-qualified defined benefit plan that covers most of VF’s domestic employees who were employed by VF on or before December 31, 2004, including the named executive officers. The purpose of the Pension Plan is to provide retirement and certain other benefits for those employees who qualify for such benefits under the provisions of the Pension Plan. The Pension Plan is discussed in further detail under the caption “Pension Benefits” on page 35.

Supplemental Executive Retirement Plan

VF’s named executive officers participate in a Supplemental Executive Retirement Plan (“SERP”). The SERP is an unfunded, nonqualified plan for eligible participants primarily designed to restore benefits lost under the VF Corporation Pension Plan due to the maximum legal limit of pension benefits imposed under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code (the “Code”). In addition, from time to time, the Committee has made a determination with respect to particular executives to supplement the Pension Plan benefits of those executives whose tenure may be relatively short by virtue of having joined VF in mid-career or who lost pension benefits with former employers as a result of an early separation from service. VF believes the SERP assists VF in retaining key executives. The Pension Plan and the SERP cover most of VF’s domestic employees who were employed by VF on or before December 31, 2004 and, therefore, no executives hired on or after January 1, 2005 have been eligible to participate in the Pension Plan or the SERP.

Nonqualified Deferred Compensation

VF senior executives, including the named executive officers, have been permitted to defer compensation and receive matching credits under the VF Corporation Executive Deferred Savings Plan. This plan enables executives to save for retirement in a tax-effective way. Nonqualified deferred compensation is discussed in further detail under the caption “Nonqualified Deferred Compensation” on page 38.

Change-in-Control Agreements

VF has entered into Change-in-Control Agreements (the “Agreements”) with certain VF senior executives, including the named executive officers, that provide the executives with certain severance benefits in the event their employment with VF is terminated by VF or by the executive for good reason, as defined in the Agreements, subsequent to a change in control of VF. The Agreements are to reinforce and encourage the continued attention and dedication of such executives to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of VF. VF believes that change-in-control arrangements are an important component of a competitive compensation package necessary to attract and retain qualified senior executives.

As described and quantified below in the “Potential Payments Upon Change in Control, Retirement or Termination of Employment” section on page 39, the Agreements generally have a term of three years with automatic annual extensions. The Agreements may be terminated, subject to the limitations outlined below, by VF upon notice to the executive and are automatically terminated if the executive’s employment with VF ceases. VF may not terminate the Agreements (i) if it has knowledge that any third person has taken steps or has announced an intention to take steps reasonably calculated to effect a change in control of VF or (ii) within a specified period of time after a change in control of VF occurs. Severance benefits payable to the named executive officers include the lump sum payment of an amount equal to 2.99 times the sum of the executive’s current annual salary plus the highest amount of cash incentive awarded to the executive during the five fiscal years ending prior to the date on which the executive’s employment is terminated following a change in control of VF.

There are no limitations on the total payments to be made to an executive in the event of termination of employment upon a change in control of VF to prevent such payments from constituting excess “parachute payments” (as that term is defined in the Code). Executives other than Mr. McDonald also receive additional payments under the Agreements to reimburse them for any increased excise taxes, as well as other increased taxes, penalties and interest resulting from any payments under the Agreements by reason of such payments being treated as excess parachute payments.

Under the terms of the Agreements, the executives would also be entitled to supplemental benefits, such as accelerated rights to exercise stock options, accelerated lapse of restrictions on restricted stock units, lump sum payments under the VF SERP, and continued life and medical insurance for specified periods after termination. Upon a change in control of VF, VF also will pay all reasonable legal fees and related expenses incurred by the executive as a result of the termination of his or her employment or in obtaining or enforcing any right or benefit provided by the Agreements.

Payments Upon Separation

The named executive officers have no contractual right to receive separation payments if they terminate their employment or are terminated without cause prior to a change in control of VF. However, from time to time VF has entered into agreements with senior executives upon separation without cause that provide for salary and/or benefits for a period of twelve to twenty-four months after separation. The purpose of these arrangements is to secure for the benefit of VF the executive’s agreement, among other things, not to compete with VF for the period of time during which the payments are made.

The employment of named executive officer George Derhofer terminated January 1, 2008. The Board of Directors approved an arrangement with him that prohibits him from working for certain specified competitors and from hiring VF employees for one year following his separation from VF. Subject to Mr. Derhofer’s compliance with his obligations, he will receive one year’s salary under the arrangement.

Preservation of Deductibility of Compensation

Section 162(m) of the Code limits the deductibility by VF for Federal income tax purposes of compensation in excess of $1 million paid to named executive officers, unless certain requirements are met. Stock options and certain performance-based awards under the 1996 Stock Compensation Plan are designed to meet these requirements as are annual payments under VF’s EIC Plan. It is the present intention of the Compensation Committee to preserve the deductibility of compensation under Section 162(m) to the extent the Committee believes that to do so is consistent with the best interest of shareholders; however, tax deductibility is only one consideration in determining the type and amount of compensation. The Board of Directors maintains discretion to set salaries and grant awards based on the Board’s assessment of individual performance and other relevant factors. Such salaries and awards may not meet the requirements for full deductibility of Section 162(m). In making compensation decisions the Board takes into consideration any potential loss of deductibility. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible.

Executive Stock Ownership Guidelines

It is VF’s policy to strongly encourage stock ownership by VF senior management. This policy closely aligns the interests of management with those of shareholders. Senior executives are subject to share ownership guidelines that require them to accumulate, over a five year period, and then retain, shares of VF Common Stock having a market value ranging from one to five times annual base salary, depending upon the position. The Chief Executive Officer and the other named executive officers are required to accumulate VF Common Stock having market values as follows:

Share Ownership Guidelines
Officer	VF Common Stock having a market value of

Chairman	Five times annual base salary

Chief Executive Officer	Five times annual base salary

Senior Vice Presidents	Three times annual base salary

Vice President-Administration and General Counsel	Two times annual base salary

An executive has five years to reach the target. If an executive’s guideline increases because of a tier change or salary increase, a new five-year period to achieve the incremental guideline begins with each such change. Once achieved, the ownership of the guideline amount should be maintained for as long as the executive is subject to the guideline.

Credit will be given for direct holdings by the executive or an immediate family member residing in the same household, equity incentive plan share deferrals, shares held through executive deferred savings and 401(k) plans and restricted stock. No credit will be given for shares of stock beneficially owned by someone other than the executive or immediate family member residing in the same household, unexercised stock options, or other similar forms of ownership of stock. Shares held in trust are reviewed for credit by the Committee.

Until a senior executive has met the targeted ownership level, whenever he or she exercises a stock option, he or she must retain shares equal to 50% of the after-tax value of each option exercised.

Each of the named executive officers has exceeded the target for executive stock ownership that is applicable to him or her.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and the Committee’s outside compensation consultant. Based on the foregoing review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and VF’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

Ursula O. Fairbairn, Chairman
Edward E. Crutchfield
Daniel R. Hesse
Robert J. Hurst
W. Alan McCollough
M. Rust Sharp

2006-2007 SUMMARY COMPENSATION TABLE

						Change
						in Pension
						Value and
					Non-Equity	Nonqualified
					Incentive	Deferred
			Stock	Option	Plan	Compensation	All Other
Name and		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)[2]	($)[3]	($)[4]	($)[5]	($)[7]	($)

Mackey J. McDonald	2007	1,180,000	$7,090,260	$2,716,544	$2,088,600	2,277,500	$82,594	$15,435,498

Chairman and Chief Executive Officer[1]	2006	1,140,000	4,677,251	$3,289,650	1,527,600	$1,722,600	80,510	12,437,611

Eric C. Wiseman	2007	775,000	2,301,030	1,149,936	1,239,000	529,100	51,836	6,045,902

President and Chief Operating Officer[1]	2006	687,500	1,512,142	1,188,936	804,000	396,600	99,362	4,688,540

Robert K. Shearer	2007	562,000	1,394,701	487,920	621,300	469,700	50,578	3,586,199

Senior Vice President and Chief Financial Officer	2006	540,000	887,841	1,136,352	487,300	763,000	50,941	3,865,434

George N. Derhofer	2007	572,000	1,553,706	781,731	600,000	262,800	53,207	3,823,444

Senior Vice President — Global Operations[6]	2006	550,000	937,260	808,343	521,500	260,900	51,503	3,129,506

Candace S. Cummings	2007	450,000	922,229	358,720	531,000	1,170,900	48,851	3,481,700

Vice President — Administration, General Counsel and Secretary	2006	412,000	518,160	432,595	358,300	391,500	50,176	2,162,731

[1]	During 2007, Mr. McDonald served as Chairman and Chief Executive Officer and Mr. Wiseman served as President and Chief Operating Officer. Effective January 1, 2008, Mr. Wiseman became President and Chief Executive Officer and Mr. McDonald continued to serve as Chairman.

[2]	Awards of performance-based restricted stock units (“RSUs”) for the three-year performance periods of 2005 through 2007, 2006 through 2008, and 2007 through 2009 were made to each of the named executive officers in February 2005, February 2006 and February 2007, respectively, under the Mid-Term Incentive Plan described in footnote 4 to the Grants of Plan-Based Awards Table on page 31. Based on the performance of VF during the three-year cycle, awards are paid out after the end of the three-year cycle. The amounts shown for the RSUs in this column are the expense amounts recognized for these awards for financial statement reporting purposes in 2007 in accordance with Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment (“FAS 123(R)”). There can be no assurance that the FAS 123(R) amounts will be realized. Dividends (without compounding) accrue on these RSUs. Dividends are paid on the RSUs when the awards are paid out at the dividend rate applicable to all outstanding shares of VF Common Stock as though the recipient held the shares for the period of time beginning on the date of award. Dividends are paid in additional shares of stock calculated by dividing the accrued dividends by the average of the high and low share price on the date the award is paid out. Also included in this column for Mr. McDonald is $274,000, the expense amount recognized for financial statement reporting purposes in 2006, and $28,526, the expense amount recognized for financial statement reporting purposes in 2007, in accordance with FAS 123(R) with respect to 10,000 RSUs awarded by the Compensation Committee on February 7, 2005 that vested on February 7, 2007. Also included in this column for Mr. Wiseman is $228,750, the expense amount recognized for financial statement reporting purposes in 2006, and $274,500, the expense amount recognized for financial statement reporting purposes in 2007, in accordance with FAS 123(R) with respect to 25,000 shares of restricted stock awarded by the Compensation Committee on March 1, 2006 that vest on March 1, 2011, provided Mr. Wiseman remains employed by VF. Dividends on these shares of restricted stock are invested in additional shares that are subject to the same restrictions as the original award.

[3]	Options to purchase shares of VF Common Stock are granted annually to each of the named executive officers under the Stock Plan. The terms of options granted under the Stock Plan are described in footnote 1 to the Outstanding Equity Awards at Fiscal Year-End Table on page 33. Stock options vest over three years of continuous service after the date of grant and expire ten years after the date of grant. The values of the option awards in this column are the expense amounts recognized for financial statement reporting purposes in 2006 and 2007, respectively, in accordance with FAS 123(R) and were estimated using a lattice option-pricing model, which incorporates a range of assumptions for inputs between the grant date of the option and date of expiration. For those executives who have a minimum of ten years service and have reached age 55 and are therefore eligible to retire, the expense amount recognized for financial statement reporting purposes is the full value of the option on the date of the award. For those executives who are not eligible to retire, the expense of the option is recognized over the vesting period. However, if an executive will become eligible to retire during the vesting period, the period over which the expense is recognized is condensed into the period from the grant date until the executive becomes eligible to retire. Options granted to retirement eligible employees also have a lower fair value based on the assumption that the employees will hold the options for a shorter period of time. Mr. Shearer became eligible to retire in 2006 and, therefore, expense for his previous grants was recognized during 2006 as well as the full value of his 2006 award. The assumptions used and the resulting weighted average value of stock options granted during 2007 is summarized in Note P to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 29, 2007. There can be no assurance that the FAS 123(R) amounts will be realized.

[4]	The amounts in this column represent cash awards earned during 2006 and 2007, respectively, under the VF EIC Plan described in footnote 3 to the Grants of Plan-Based Awards Table on page 31, the only non-equity incentive plan under which the named executive officers were paid.

[5]	The amounts reported in this column represent the aggregate change in the actuarial present value of the named executive officers’ accumulated benefits under all defined benefit and actuarial pension plans (including supplemental plans) in 2006 and 2007, respectively. No amounts are included in this column for earnings on deferred compensation because the named executive officers do not receive above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified. The earnings that the executive officers received on deferred compensation are reported in the Nonqualified Deferred Compensation table on page 38.

[6]	Named executive officer George Derhofer’s employment with VF terminated effective January 1, 2008.

[7]	All Other Compensation includes the following:

2007 Incremental Cost of Perquisites Provided to Named Executive Officers

		VF’s Matching
		Contribution to
		Executive			Personal
		Deferred	Financial	Car	Use of	Tax Gross-
Name	Total	Savings Plan	Planning	Allowance	Aircraft[1]	Ups

Mr. McDonald	$82,594	$12,500	$10,900	$23,400	$26,444	$9,350[2]

Mr. Wiseman	51,836	12,500	10,900	23,400	0	5,036[3]

Mr. Shearer	50,578	12,500	10,900	23,400	0	3,778[3]

Mr. Derhofer	53,207	12,500	10,900	23,400	0	6,407[3]

Ms. Cummings	48,851	12,500	10,900	23,400	0	2,051[4]

[1]	The cost of the personal use of aircraft was calculated based on the aggregate incremental cost to VF. Aggregate incremental cost is based on an hourly charge for VF’s aircraft that includes fuel, maintenance, ramp fees and landing fees.

[2]	This amount represents tax gross-ups on financial planning and personal use of aircraft.

[3]	These amounts represent tax gross-ups on financial planning and use of aircraft by family or guests accompanying the executive on business flights, for which there is no incremental cost to VF, but which is taxable to the executive.

[4]	This amount represents tax gross-up on financial planning.

2007 GRANTS OF PLAN-BASED AWARDS

											Closing
											Market
									All Other		Price on
									Option		Date of
						Estimated Future Payouts			Awards:	Exercise	Grant if
		Grant	Estimated Possible Payouts Under			Under Equity Incentive Plan			Number of	or Base	Greater
		Date for	Non-Equity Incentive Plan Awards[3]			Awards[4]			Securities	Price of	Than	Grant Date
		Purposes							Underlying	Option	Exercise	Fair Value
	Grant	of Option	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards[2]	Price[2]	of Award
Name	Date[1]	Awards[2]	($)	($)	($)	(#)	(#)	(#)	(#)	($/Sh)	($)	($)

Mackey J. McDonald	02/05/2007		-0-	$1,180,000	$2,360,000

						-0-	45,670	91,340				$3,516,590[6]

		02/09/2007							178,720	$76.10	$76.11	2,716,544[5]

Eric C. Wiseman	02/05/2007		-0-	700,000	1,400,000

						-0-	15,450	30,900				1,189,650[6]

		02/09/2007							60,500	76.10	76.11	1,112,595[5]

Robert K. Shearer	02/05/2007		-0-	351,000	702,000

						-0-	8,200	16,400				631,400[6]

		02/09/2007							32,100	76.10	76.11	487,920[5]

George N. Derhofer	02/05/2007		-0-	389,200	778,400

						-0-	9,700	19,400				746,900[6]

		02/09/2007							37,800	76.10	76.11	695,142[5]

Candace S. Cummings	02/05/2007		-0-	300,000	600,000

						-0-	6,000	12,000				462,000[6]

		02/09/2007							23,600	76.10	76.11	358,720[5]

[1]	All equity awards are made under the VF Stock Plan. The date the Compensation Committee acted to authorize awards is the grant date for all equity awards other than stock option awards under the Stock Plan, the grant procedures for which are described in footnote 2 below.

[2]	Under the Stock Plan, the exercise price of stock options is the fair market value on the date of grant. “Fair market value” is defined under the Stock Plan as the average of the reported high and low sales price of VF Common Stock on the date of grant. The “date of grant” is the date on which the granting of an award is authorized by the Compensation Committee, unless another date is specified by the Compensation Committee. The Compensation Committee’s policy with respect to the award of stock options under the Stock Plan is to fix the date of grant of the options in February as the third business day after VF announces its earnings for the previously completed fiscal year. In February 2007, the Committee acted on February 5 to establish February 9 as the grant date for the options. The closing price of a share of VF Common Stock on February 9, 2007 was $76.11; the average of the high and low price of a share of VF Common Stock on February 9, 2007 was $76.10 (rounded up to the nearest one-tenth). The date of grant for other stock awards is the date the Compensation Committee authorized the award. The date reported in this column is the grant date for option awards only.

[3]	The amounts in these columns represent the threshold, target and maximum awards under the VF Executive Incentive Compensation Plan (“EIC Plan”). Under the EIC Plan, performance goals are set each year by the Compensation Committee. In 2007, performance goals were based on VF’s reported earnings per share, net revenues of existing businesses and net revenues of recent acquisitions (each excluding the effects of extraordinary and nonrecurring items, required changes in accounting policies and differences between actual foreign exchange rates during 2007 and the foreign exchange rates assumed in the VF 2007 financial plan at the time the Committee set the targets). Depending upon the level of achievement of each of the performance goals, annual cash awards could range from 0% to 200% of the targeted incentive opportunity for each EIC Plan participant. For the years 2005, 2006 and 2007, levels of achievement of performance goals under the EIC Plan were 134%, 134% and 177%, respectively, of the targeted incentive opportunity. The amounts actually paid to the executives for 2007 performance is set forth on the Summary Compensation Table on page 28.

[4]	These awards were made to the named executive officers in February 2007 for the three-year performance period of 2007 through 2009 under the Mid-Term Incentive Plan (the “MTIP”), a subplan under the VF Stock Plan. The MTIP gives the executives the opportunity to earn shares of VF Common Stock. Actual payout of these shares is determined based on the average level of achievement of the performance goals under the EIC Plan during the three years of the performance period. The EIC Plan performance goals for 2007 are described in footnote 3 above. In order for the named executives to earn Common Stock under this Plan, in addition to meeting the other goals under the Plan, VF must have positive earnings per share throughout the performance period. These awards are forfeitable upon an executive’s termination of employment, except (i) a pro rata portion of the award will be deemed earned in the event of death, disability or retirement, (ii) a pro rata portion of the award will be deemed earned in the event of a termination of the executive’s employment by VF without cause prior to a change in control, with pro ration based on the part of the performance period in which the executive remained employed plus any period during which severance payments will be made, and (iii) the full award at the higher of target performance or actual performance achieved through the date of termination will be deemed earned in the event of a termination by VF without cause or by the executive for good reason after a change in control of VF. Dividends are paid on the shares awarded under the MTIP. When the awards are paid out, the amount of dividends is calculated at the dividend rate applicable to all outstanding shares of VF Common Stock as though the recipient held the shares for the period of time beginning on the date of grant. The dividends are then paid in additional shares of stock calculated by dividing the accrued dividends by the average of the high and the low price of a share of VF Common Stock on the date the award is paid out. Dividends are not compounded.

[5]	The fair value on the date of grant of each option award was computed in accordance with FAS 123(R) and was estimated using a lattice option-pricing model, which incorporates a range of assumptions for inputs between the grant date of the option and date of expiration. The assumptions used and the resulting weighted average fair value of stock options granted during 2007 are summarized in Note P to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

[6]	The aggregate fair value of the RSUs was computed in accordance with FAS 123(R). Fair value for the RSUs was calculated by multiplying $77.00 per share (the average of the high and the low price of VF Common Stock on the date of the award rounded up to the nearest one-tenth) by the target award.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007

	Option Awards[1]				Stock Awards
								Equity Incentive
								Plan Awards:
							Equity	Market
							Incentive Plan	or Payout
							Awards:	Value of
					Number of	Market	Number of	Unearned
					Shares or	Value of	Unearned	Shares,
	Number of	Number of			Units of	Shares or	Shares,	Units or
	Securities	Securities			Stock	Units of	Units or	Other
	Underlying	Underlying			That	Stock That	Other Rights	Rights
	Unexercised	Unexercised	Option	Option	Have Not	Have Not	That Have	That Have
	Options(#)	Options(#)	Exercise	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	Price($)	Date	(#)	($)[2]	(#)[3]	($)[3]

Mackey J.	75,000	-0-	$43.20	2/08/2009
McDonald	89,062	-0-	26.20	2/07/2010
	150,000	-0-	35.40	2/05/2011
	150,000	-0-	38.50	4/23/2011
	350,000	-0-	40.90	2/14/2012
	350,000	-0-	34.60	2/13/2013
	213,400	-0-	44.80	2/12/2014
	166,667	83,333	60.20	2/10/2015
	91,000	182,000	56.80	2/09/2016			89,244[5]	$6,266,714
	-0-	178,720	76.10	2/08/2017			67,592[6]	4,746,282

Eric C.	50,000	-0-	35.40	2/05/2011
Wiseman	80,000	-0-	40.90	2/14/2012
	80,000	-0-	34.60	2/13/2013
	54,300	-0-	44.80	2/12/2014
	37,134	18,566	60.20	2/10/2015
	31,934	63,866	56.80	2/09/2016			31,376[5]	2,192,830
	-0-	60,500	76.10	2/08/2017	25,000[4]	$1,755,500	22,866[6]	1,605,651

Robert K.	30,000	-0-	35.40	2/05/2011
Shearer	80,000	-0-	40.90	2/14/2012
	80,000	-0-	34.60	2/13/2013
	43,600	-0-	44.80	2/12/2014
	29,800	14,900	60.20	2/10/2015
	16,934	33,866	56.80	2/09/2016			16,576[5]	1,163,967
	-0-	32,100	76.10	2/08/2017			12,136[6]	852,190

George N.	43,600	-0-	44.80	2/12/2014
Derhofer	29,800	14,900	60.20	2/10/2015
	19,934	39,866	56.80	2/09/2016			19,536[5]	1,371,818
	-0-	37,800	76.10	2/08/2017			14,356[6]	1,008,078

Candace S.	20,000	-0-	35.40	2/05/2011
Cummings	26,000	-0-	40.90	2/14/2012
	26,000	-0-	34.60	2/13/2013
	21,600	-0-	44.80	2/12/2014
	16,867	8,433	60.20	2/10/2015
	11,967	23,933	56.80	2/09/2016			11,692[5]	821,012
	-0-	23,600	76.10	2/08/2017			8,880[6]	623,554

[1]	All of the options are non-qualified stock options awarded under the Stock Plan. Each option becomes vested and exercisable in thirds on the first, second and third anniversaries of the date of grant, respectively. Options generally become fully vested and exercisable upon a change in control of VF. All options have a ten-year term but, in the event of certain terminations of the optionee’s employment, the options will expire on an accelerated basis, as follows: 36 months after retirement, death or termination due to disability; at the end of the period severance payments are made (if any) in the case of involuntary termination; and at the time of any voluntary termination. The vesting dates for options that were not vested at the end of December 2007 are as follows:

	Vesting Schedule of Unvested Options
		Vest	Vest	Vest
		February 11,	February 10,	February 9,
Name	Grant Date	2008	2009	2010

Mr. McDonald	2/11/2005	83,333
	2/10/2006	91,000	91,000
	2/9/2007	59,574	59,573	59,573

Mr. Wiseman	2/11/2005	18,566
	2/10/2006	31,933	31,933
	2/9/2007	20,167	20,167	20,166

Mr. Shearer	2/11/2005	14,900
	2/10/2006	16,933	16,933
	2/9/2007	10,700	10,700	10,700

Mr. Derhofer	2/11/2005	14,900
	2/10/2006	19,933	19,933
	2/9/2007	12,600	12,600	12,600

Ms. Cummings	2/11/2005	8,433
	2/10/2006	11,966	11,967
	2/9/2007	7,867	7,867	7,866

[2]	The market value of stock and equity incentive plan awards reported in this column was computed by multiplying $70.22, the closing market price of VF’s stock at December 28, 2007, by the number of shares or units of stock awarded.

[3]	The values in these columns assume an achievement level of 148% of the target amount, which was the actual level of achievement for the three-year performance period ended December 29, 2007. The final level of achievement for the awards in these columns may differ. The number of RSUs was calculated by multiplying 148% by the target number of RSUs awarded, and the dollar value was calculated by multiplying 148% of the target number of RSUs awarded by $70.22, the closing market price of VF Common Stock at December 28, 2007.

[4]	Mr. Wiseman received an award of 25,000 shares of restricted stock on March 1, 2006. These shares of restricted stock vest on March 1, 2011, provided that Mr. Wiseman remains an employee of VF. Dividends on these shares of restricted stock are invested in additional shares that are subject to the same restrictions as the original award. Dividends accrued as of December 29, 2007, were 1,395, and, multiplying this figure by $70.22, the closing market price of VF’s stock at December 28, 2007, the dividends were valued at $97,957 at the end of 2007.

[5]	This number represents the number of RSUs that were awarded under the MTIP by the Compensation Committee in February 2006 for the three-year performance period ending December 2008 multiplied by an assumed achievement level of 148%.

[6]	This number represents the number of RSUs that were awarded under the MTIP by the Compensation Committee in February 2007 for the three-year performance period ending December 2009 multiplied by an assumed achievement level of 148%.

2007 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards[2]
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)[1]	(#)	($)[3]

Mackey J. McDonald	-0-	$-0-	79,151	$6,181,693

Eric C. Wiseman	-0-	-0-	22,276	1,739,756

Robert K. Shearer	-0-	-0-	17,852	1,394,241

George N. Derhofer	80,000	3,760,190	17,852	1,394,241

Candace S. Cummings	20,000	896,432	10,111	789,669

[1]	The dollar amount realized upon exercise of stock options was calculated by determining the difference between the market price of the underlying securities at exercise and the exercise price of the options.

[2]	These columns report payout of awards of RSUs under the MTIP, including accrued dividends, as described in footnote 4 to the Grants of Plan-Based Awards Table on page 31, for the three-year period ending December 29, 2007. The RSUs were paid out following the determination by the Compensation Committee on February 4, 2008 of the level of achievement for the performance period.

[3]	The aggregate dollar amount realized by the named executive officers upon the payout of the award was computed by multiplying the number of RSUs by $78.10, the fair market value of the underlying shares on February 4, 2008, the payout date. The fair market value is defined under the Stock Plan to be the average of the high and low price of VF Common Stock on the applicable date. No amounts reported in this column were deferred.

PENSION BENEFITS

VF sponsors and maintains the VF Corporation Pension Plan (the “Pension Plan”), a tax-qualified defined benefit plan that covers most of VF’s domestic employees who were employed by VF on or before December 31, 2004, including the named executive officers. Benefits under the Pension Plan are calculated by reference to the employee’s “average annual compensation”, which is his or her average annual salary and annual incentive compensation from January 1, 2004, with no less than five years immediately preceding retirement included in the average. If an employee does not have five years of compensation from January 1, 2004, such employee’s compensation for a sufficient number of years immediately prior to 2004 is included to produce a minimum five compensation years.

There are two formulas for computing benefits under the Pension Plan. The “normal retirement” formula is used for employees who qualify for “early retirement” under the Pension Plan upon termination, by being credited with at least 10 years of service with VF and having attained age 55. The second formula, less favorable to the employee, is used for employees who have not satisfied both conditions for “early retirement” upon termination. For employees who commence benefits under the Pension Plan prior to age 65, the benefit is reduced to account for the longer period of time over which the benefit is expected to be paid. All of the named executive officers are eligible for nonforfeitable benefits under the Pension Plan and the VF Supplemental Executive Retirement Plan (“SERP”).

The SERP is an unfunded, nonqualified plan for eligible employees primarily designed to restore benefits lost under the Pension Plan due to the maximum legal limit of pension benefits imposed under the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code (the “Code”). In addition, from time to time, the Compensation Committee has made a determination with respect to particular executives to supplement the Pension Plan benefits of those senior executives whose tenure may be relatively short by virtue of having joined VF in mid-career or who lost pension benefits with former employers as a result of an early separation from service. The combined retirement income from the Pension Plan and the SERP for each of the named executive officers, upon retirement at age 65, would be an amount equal to his or her Pension Plan benefit calculated (i) without regard to any limitation imposed by the Code or ERISA, (ii) without regard to his or her participation in the Deferred Compensation Plan or the Executive Deferred Savings Plan, (iii) on the basis of the average of the highest three years of his or her salary and annual incentive compensation and a portion of the value of shares delivered respecting RSUs during the ten-year period immediately preceding retirement, and (iv) without deduction or offset of Social Security benefits. For purposes of the table below, the “normal retirement” formula has been used for determining the SERP benefits of all of the named executive officers, regardless of whether they otherwise qualify for “early retirement” under the Pension Plan.

The assumptions underlying the present values of the named executive officers’ pension benefits are the assumptions used for financial statement reporting purposes and are set forth in Note N to VF’s Consolidated Financial Statements in its Annual Report on Form 10-K for the fiscal year ended December 29, 2007, except that retirement age is assumed to be age 65, the normal retirement age specified in the Pension Plan. The 2007 year-end discount rate was estimated, for the purpose of these calculations, at 6.4%.

2007 PENSION BENEFITS TABLE

			Present Value
		Number of	of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)[1]	($)[3]	($)

Mackey J. McDonald[4]	VF Corporation Pension Plan	25	$1,418,100	-0-

	Supplemental Executive Retirement Plan	25	12,221,600	-0-

Eric C. Wiseman	VF Corporation Pension Plan	12	473,700	-0-

	Supplemental Executive Retirement Plan	12	1,435,200	-0-

Robert K. Shearer[4]	VF Corporation Pension Plan	21	1,155,700	-0-

	Supplemental Executive Retirement Plan	21	1,778,400	-0-

George N. Derhofer	VF Corporation Pension Plan	12	553,100	-0-

	Supplemental Executive Retirement Plan	12	921,600	-0-

Candace S. Cummings[4]	VF Corporation Pension Plan	13	1,082,500	-0-

	Supplemental Executive Retirement Plan	25[2]	2,745,300	-0-

[1]	The number of years of service credited to each named executive officer under each Plan was computed as of the same measurement date used for financial statement reporting purposes with respect to VF’s audited financial statements for the fiscal year completed December 29, 2007.

[2]	Ms. Cummings’ years of credited service with respect to the SERP are different from her actual years of credited service. Ms. Cummings had 13 actual years of credited service at December 31, 2007 and her Pension Plan benefit amount is based on those actual years of credited service. However, since Ms. Cummings, who joined VF mid-career, is covered by the Amended and Restated Second Supplemental Annual Benefit Determination (the “Second Determination”) under the SERP (which provides for a benefit at normal retirement age (65) based on 25 years of credited service regardless of the number of actual years of credited service), her SERP benefit as of December 31, 2007 payable at age 65 is based on 25 years of credited service, rather than her 13 actual years of credited service. The present value of the SERP portion of Ms. Cummings’ benefit is $2,745,300. The present value of her SERP benefit without consideration of the additional years of service credited pursuant to the Second Determination would be $908,000. Therefore, the increase to the present value of the SERP benefit due to the extra service awarded her under the Second Determination is $1,837,300. The Board of Directors determines the circumstances under which an executive will be credited with additional years of service for purposes of the SERP.

[3]	The amounts in this column are the actuarial present value of the named executive officer’s accumulated benefit under each plan, computed as of the same Pension Plan measurement date used for financial statement reporting purposes with respect to VF’s audited financial statements for the fiscal year completed December 29, 2007.

[4]	These named executive officers were eligible for early retirement on December 31, 2007. The early retirement benefit for each of these executives is equivalent to the accumulated benefit amount payable at their normal retirement age (65) reduced for early commencement at the rate of five percent (5%) per year for each year prior to such executive’s attainment of normal retirement age. In addition, there is a reduction of four percent (4%) per year for each year prior to Ms. Cummings’ attainment of retirement age under the Second Determination.

NONQUALIFIED DEFERRED COMPENSATION

VF senior executives, including the named executive officers, are permitted to defer compensation under the VF Corporation Executive Deferred Savings Plan (the “EDSP”).

The EDSP permits an eligible executive to defer into a hypothetical “account,” on a pre-tax basis, annual salary in excess of the Social Security Wage Base ($97,500 for 2007) (but not below 50% of the executive’s annual salary) and generally up to 100% of the executive’s performance-based annual incentive payment. A participating executive’s account will also be credited with matching credits equal to 50% of the first $25,000 deferred by the executive for the year.

Accounts deferred after January 1, 2005 are payable in either a lump sum or in up to 10 annual installments following termination of employment, as elected by the executive at the time of deferral. With respect to accounts prior to January 1, 2005 an executive may request, subject to VF approval, distribution in a lump sum or in up to 10 annual installments following termination of employment. Prior to termination of employment, an executive may receive a distribution of the executive’s deferred account upon an “unexpected financial hardship”.

Accounts under the EDSP are credited with earnings and losses based on certain hypothetical investments selected by the executive. The hypothetical investment alternatives available to executives include various mutual funds as well as VF Common Stock. Executives may change such hypothetical investment elections on a daily basis (although executive officers of VF subject to Section 16 of the Securities Exchange Act of 1934 are generally restricted in changing their hypothetical investment elections with respect to VF Common Stock).

The VF Corporation Deferred Compensation Plan (the “DCP”) (which was frozen on December 31, 2004) permitted executives to defer compensation until a date or dates specified by the executive and to receive interest equivalents on the account balance at a rate of interest equal to the average yield of “A” rated Corporate Bonds Medium Term during each quarterly period. The DCP and the EDSP are unfunded plans and an executive’s interest is no greater than that of an unsecured general creditor of VF.

In addition, under the Stock Plan, participants were permitted to defer settlement of RSUs (the “Deferred RSUs”) received for performance cycles ended on or before December 31, 2005. Dividends accrue on the Deferred RSUs. The aggregate value of the Deferred RSUs and the dividends accrued on those RSUs during 2007 are included in the table below.

2007 NONQUALIFIED DEFERRED COMPENSATION

					Aggregate
	Executive	VF	Aggregate	Aggregate	Balance at
	Contributions	Contributions	Earnings in	Withdrawals/	December 29,
	in 2007	in 2007	2007	Distributions	2007
Name	($)[1,2]	($)[3]	($)[4]	($)	($)[5]

Mackey J. McDonald	$25,000	$12,500	$(291,883)	-0-	$9,412,963

Eric C. Wiseman	480,000	12,500	(32,810)	-0-	4,779,712

Robert K. Shearer	150,000	12,500	58,958	-0-	5,002,586

George N. Derhofer	25,012	12,500	111,656	-0-	7,653,616

Candace S. Cummings	49,024	12,500	70,784	-0-	3,334,855

[1]	Amounts reported in this column are included as Salary in the Summary Compensation Table on page 28.

[2]	The type of compensation permitted to be deferred is salary and awards under the EIC Plan.

[3]	Amounts reported in this column are included as All Other Compensation in the Summary Compensation Table on page 28.

[4]	This column includes earnings on deferrals described in footnote 2 above as well as dividends accrued on Deferred RSUs during 2007. This column also includes the value of all Deferred RSUs and dividends accrued on Deferred RSUs. The aggregate number of Deferred RSUs for each executive at year end was: Mr. McDonald, 40,255; Mr. Wiseman: 5,448; Mr. Shearer, 12,629; Mr. Derhofer, 11,050; and Ms. Cummings, 5,456. The value for these deferred RSUs for each executive was calculated by multiplying $70.22, the closing price of VF Common Stock on December 28, 2007, by the number of Deferred RSUs held by each executive. All amounts and Deferred RSUs deferred by the named executive officers in prior years were reported in the Summary Compensation Tables in VF’s proxy statements in the year earned to the extent the executive was a named executive officer for purposes of proxy statement disclosure.

[5]	This column reflects the aggregate amount of Deferred RSUs, annual salary and annual incentive awards deferred by each named executive officer during his or her career with VF plus the aggregate amount of contributions by VF (which have never exceeded $12,500 per year) and the dividends and investment earnings thereon.

POTENTIAL PAYMENTS UPON CHANGE-IN-CONTROL, RETIREMENT OR TERMINATION OF EMPLOYMENT

The following section describes payments that would be made to each of the named executive officers as a result of (i) a termination of service in the event of a change in control of VF, (ii) the executive’s early retirement, (iii) the executive’s termination without “cause”, (iv) the executive’s termination with “cause”, or (v) the executive’s resignation, assuming these events occurred on December 29, 2007.

The descriptions below do not include the following amounts that the executives would also receive in all termination scenarios:

(a) retirement benefits under the Pension Plan and SERP, the present value of which is disclosed in the Pension Benefits Table on page 37,

(b) the aggregate balance disclosed in the Nonqualified Deferred Compensation table above,

(c) the executive’s EIC Plan payment for the year ended December 29, 2007, as disclosed in the Summary Compensation Table on page 28, or

(d) the value of the executive’s vested “in-the-money” unexercised stock options, which the executive would retain in all termination scenarios except termination without “cause” with no severance, resignation or termination with “cause”.

The named executive officers do not have employment contracts with VF; all of the potential payments outlined below are defined in benefit plan documents described in this proxy statement.

Potential Payments upon a Change-in-Control

VF has entered into Change-in-Control Agreements with the named executive officers. These Agreements provide severance benefits to the executives only if their employment is terminated by VF without cause or for good reason by the executive within the 36 month period after a change in control of VF. “Good reason” for this purpose means a reduction in the executive’s title, duties, responsibilities or status; assignment to the executive of duties inconsistent with the executive’s office on the date of the change in control; a reduction in the executive’s base salary or material fringe benefits; or a requirement that the executive relocate anywhere not mutually acceptable to the executive and VF. The Agreements have a term of three years with automatic annual extensions. The Agreements may be terminated by VF, unless it has knowledge that a third party intends to effect a change in control of VF, and they may not be terminated until two years after a change in control occurs. Generally, severance benefits payable to the named executive officers include a lump-sum payment of an amount equal to 2.99 times the sum of the executive’s current annual salary plus the highest amount of annual incentive awarded to the executive during the five fiscal years ending prior to the date on which the executive’s employment is terminated following a change in control of VF. Under the terms of the Agreements or the Stock Plan, the executives would also be entitled to supplemental benefits, such as accelerated rights to exercise stock options, accelerated lapse of restrictions on restricted stock units, lump-sum payments under the VF SERP, continued life and medical insurance for specified periods after termination, entitlements under retirement plans and a lump-sum payment upon attaining retirement age.

There are no limitations on the total payments to be made to an executive in the event of termination of employment upon a change in control of VF to prevent such payments from constituting “parachute payments” (as that term is defined in the Code). Executives other than Mr. McDonald also receive additional payments under the Agreements to reimburse them for any increase in excise taxes, other increased taxes, penalties and interest resulting from any payments under the Agreements by reason of such payments being treated as excess parachute payments.

A “change in control” would include any of the following events, subject to certain exceptions described in the Agreements:

(A) an outside party acquires 20% of VF’s voting securities;

(B) members of the VF Board of Directors on the date of the Agreement no longer constitute a majority of the Board; or

(C) approval by VF shareholders of a plan or agreement providing for a merger or consolidation of VF.

Potential Payments Upon Termination of Employment Following a Change-in-Control1,2

If the named executive’s employment had been terminated by VF without cause or by the executive for good reason (as defined above) following a change in control of VF, assuming the triggering event occurred on December 29, 2007, the named executive officers would be entitled to receive the following estimated amounts.

				Estimated		Excise Tax
			Unvested	Value of	Lump-Sum	Gross-up
	Severance	RSU	Stock	Benefit	SERP	on Change
Name	Amount[3]	Awards[4]	Options[5]	Continuation[6]	Benefit[7]	in Control	Total

Mr. McDonald	$9,773,114	$12,260,623	$3,277,440	$85,029	$2,624,595	$-0-	$28,020,801

Mr. Wiseman	6,021,860	4,224,260	1,043,129	66,210	496,031	5,434,925	17,286,415

Mr. Shearer	3,537,977	2,242,125	603,789	53,749	490,062	2,841,482	9,769,184

Mr. Derhofer[8]	3,502,390	2,588,139	684,309	53,571	389,072	2,596,803	9,814,284

Ms. Cummings	2,933,190	1,608,354	405,687	50,715	975,444	2,575,839	8,549,229

[1]	These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment and would only be payable if a change in control were to occur and the executive’s employment were terminated by VF without cause or by the executive with good reason. The table reflects the amount that could be payable under the various arrangements assuming that the change in control had occurred at December 29, 2007, including, for executives other than Mr. McDonald, a gross-up for certain taxes in the event that any payments made in connection with a change in control of VF would be subject to the excise tax imposed by Section 4999 of the Code.

[2]	Valuations of equity awards in this table reflect a price per share of VF Common Stock of $70.22, the closing price of VF’s Common Stock on December 29, 2007.

[3]	The amounts in this column represent 2.99 multiplied by the sum of the executive’s current base salary plus the highest actual annual incentive paid to the executive in the past five years.

[4]	The amount in this column represents the value of target RSU awards under the MTIP for incomplete cycles that would be paid upon a change in control. Incomplete cycles as of December 29, 2007, are the 2006-2008 and 2007-2009 RSU award cycles.

[5]	The amount in this column represents the “in-the-money” value of unvested stock options; however, Mr. McDonald, Mr. Shearer and Ms. Cummings are retirement eligible and their options would continue to vest for a period of 36 months if they elected to retire upon termination of employment even if there were no change in control.

[6]	The amount in this column represents the estimated present value of the continuation of health and welfare coverage over the 36 month severance period.

[7]	The amount in this column represents the value of accelerated SERP benefits.

[8]	Mr. Derhofer’s employment with VF terminated on January 1, 2008.

Payments Upon Retirement

Under the Stock Plan, upon retirement, executives who are eligible to retire are eligible to receive settlement of a pro rata portion of RSUs they are deemed to have earned upon retirement, and options continue to vest according to the original schedule and remain exercisable for a period of 36 months. The following chart shows the estimated value of all unvested options and the pro rata portion of RSU awards on December 29, 2007, assuming the executives had retired on that date:

Name	RSU Awards[1]	Unvested Stock Options[2]	Total

Mr. McDonald[3]	$6,142,049	$3,277,440	$9,419,489

Mr. Wiseman	-0-	-0-	-0-

Mr. Shearer[3]	1,129,388	603,789	1,733,177

Mr. Derhofer	-0-	-0-	-0-

Ms. Cummings[3]	805,382	405,687	1,211,069

[1]	Valuations in this column reflect a price per share of $70.22, the closing price of VF’s Common Stock on December 29, 2007, and assume that the prorated values of target awards are paid upon early retirement for incomplete cycles (2006-2008 and 2007-2009).

[2]	The amounts in this column represent the “in-the-money” values of unvested stock options that will continue to vest for a period of 36 months. The values reflect a price of $70.22 per share of VF Common Stock.

[3]	These named executive officers were eligible for early retirement on December 29, 2007.

Payments Upon Termination without Cause

In the event of a termination without “cause”, (i) under the Stock Plan, the executive’s stock options would continue to vest and to be exercisable until the end of the period of the executive’s receipt of installments of severance pay, if any, from VF, and (ii) under the Mid-Term Incentive Plan, the executive would be eligible to receive a pro rata portion of the total number of RSUs the executive is deemed to have earned with the pro rata portion determined as of the earlier of (a) the date of the last severance payment, if any, and (b) the last day of the performance cycle. Although the executives have no contractual right to receive separation payments, it has been the practice of VF to enter into agreements with senior executives upon separation without “cause” that provide for continuation of salary for a period of twelve to twenty-four months after termination in exchange for the executive’s agreement, among other things, not to compete with VF for that time period. In connection with the termination of the employment of named executive officer George Derhofer effective January 1, 2008, the Board of Directors approved an arrangement with him that prohibits him from working for certain specified competitors and from hiring VF employees for one year following his separation from VF. Subject to Mr. Derhofer’s compliance with his obligations, he will receive one year’s salary under the arrangement. As provided under the terms of the Stock Plan, Mr. Derhofer may exercise his stock options for the period during which he receives separation payments although if he elects to retire during the one year severance period he will have 36 months from his date of separation from employment to exercise his stock options (subject to their earlier expiration). In addition, in accordance with the terms of the Stock Plan and the Mid-term Incentive Plan, he will receive a pro rata portion of his RSUs.

Payments Upon Termination for Cause or Resignation

In the event of a termination with “cause” or resignation, each named executive officer would receive no additional compensation. However, Mr. McDonald, Ms. Cummings and Mr. Shearer are eligible to retire (see “Payments Upon Retirement,” above).

2007 EQUITY COMPENSATION PLAN INFORMATION TABLE

The following table provides information as of December 29, 2007 regarding the number of shares of VF Common Stock that may be issued under VF’s equity compensation plans.

	(a)	(b)	(c)
Number of securities
	Number of		remaining available
	securities to be		for future issuance
	issued upon	Weighted average	under equity
	exercise of	exercise price of	compensation plans
	outstanding	outstanding	(excluding securities
	options, warrants	options, warrants	reflected in
Plan Category[1]	and rights[2]	and rights[2]	column (a))[3]

Equity compensation plans approved by shareholders	10,460,047	$53.70	8,797,750
Equity compensation plans not approved by shareholders	—	—	—
Total	10,460,047	$53.70	8,797,750

[1]	The table does not include information regarding the Executive Deferred Savings Plan and Deferred Savings Plan for Non-Employee Directors. These plans permit the deferral of salary, annual cash incentive and director compensation into, among other things, stock equivalent accounts. Deferrals in a stock equivalent account are valued as if deferrals were invested in VF Common Stock as of the deferral date, and are paid out only in cash. VF maintains a rabbi trust that holds shares that approximately correspond in number to the stock equivalents, and provides pass-through voting rights with respect to those stock equivalents. Stock equivalents are credited with dividend equivalents. As of December 29, 2007, there were 284,103 stock equivalents outstanding in the stock equivalent accounts under these plans.

[2]	The number of shares includes 1,339,695 restricted stock units that were outstanding on December 29, 2007 under VF’s Mid-term Incentive Plan, a subplan under the 1996 Stock Compensation Plan. Under this Plan, participants are awarded performance-contingent Common Stock units, which give them the opportunity to earn shares of VF Common Stock. The number of restricted stock units included in the table assumes a maximum payout of shares. Actual payout of these shares is determined based on the average level of achievement of the performance goals under the EIC Plan over a three-year performance cycle. The EIC Plan performance goals for 2007 were based on earnings per share, net revenues of existing businesses and net revenues of newly acquired businesses (each excluding the effects of extraordinary and non-recurring items, required changes in accounting policies and differences between actual foreign exchange rates during 2007 and the foreign exchange rates assumed in the VF 2007 financial plan at the time the Committee set the targets). The number of shares also includes 103,451 restricted stock units that have been awarded to participants but that participants have elected to defer. Restricted stock unit awards do not have an exercise price because their value is dependent upon the achievement of the specified performance criteria and may be settled only for shares of Common Stock on a one-for-one basis. Accordingly, the restricted stock units have been disregarded for purposes of computing the weighted-average exercise price. Had these restricted stock units been included in the calculation, the weighted-average exercise price reflected in column (b) would have been $46.67.

[3]	Full-value awards, such as restricted stock and restricted stock units, as well as stock options, may be awarded under VF’s 1996 Stock Compensation Plan, VF’s only plan under which restricted stock/unit awards may be granted. Any shares that are delivered in connection with stock options are counted against the remaining securities available for issuance as one share for each share actually delivered. Any shares that are delivered in connection with full-value awards are counted against the remaining securities available as three shares for each full-value share actually delivered.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

Shown below are persons known by VF to have voting power and/or dispositive power over more than 5% of its Common Stock, as well as certain other information, all as of March 4, 2008, except that information regarding the number of shares beneficially owned by certain of the shareholders (but not the calculation of the percentage of the outstanding class) is as of the end of December 2007, as indicated in the footnotes below.

Beneficial Owner	Amount of Beneficial	Percent
and Nature of Ownership	Ownership[1]	of Class

Ursula O. Fairbairn, M. Rust Sharp and PNC Bank, N.A., P.O. Box 7648, Philadelphia, PA 19101, as Trustees under Deeds of Trust dated August 21, 1951[2,3,4]	12,676,151 shares	11.5%
Ursula O. Fairbairn, M. Rust Sharp and PNC Bank, N.A., P.O. Box 7648, Philadelphia, PA 19101, as Trustees under the Will of John E. Barbey, deceased[2,3,4]	8,977,952 shares	8.2%

Total	21,654,103 shares	19.7%
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071[5]	5,750,000 shares	5.2%
AXA Financial, Inc. 1290 Avenue of the Americas New York, NY 10104[6]	9,581,554 shares	8.6%

[1]	None of the shares in this column is known to be a share with respect to which any of the listed owners has the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the 1934 Act.

[2]	Ms. Fairbairn and Mr. Sharp are directors of VF.

[3]	Present life tenants and remaindermen under the Will are various. All present life tenants and all or most future life tenants and/or remaindermen under the Deeds of Trust are, or will be, descendants of John E. Barbey. No individual life tenant or remainderman may, within 60 days, attain beneficial ownership, as specified in Rule 13d-3(d)(1) under the 1934 Act, which exceeds 5% of the outstanding shares.

[4]	Including shares in the above table, PNC Bank, N.A. and its affiliates held a total of 21,720,480 shares (19.7% of the class outstanding) of the VF Common Stock in various trust and agency accounts on December 31, 2007, according to a Schedule 13G/A filed by the Bank with the Securities and Exchange Commission on February 8, 2008. As to all such shares, the Bank and its affiliates had sole voting power over 64,347 shares, shared voting power over 21,654,103 shares, sole dispositive power over 20,515 shares and shared dispositive power over 21,693,460 shares.

[5]	The information in the above table concerning Capital Research Global Investors (“Capital”) was obtained from a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2008, reporting beneficial ownership at December 29, 2007. Capital reported that it had sole dispositive power over all of such shares, sole voting power over 1,950,000 such shares and shared voting power over none of such shares.

[6]	AXA Assurances I.A.R.D. Mutuelle (“IARD”) and AXA Assurances Vie Mutuelle (“Vie”; together with IARD, the “Mutuelles AXA”), together with AXA, AXA Financial, Inc. (“AXA Financial”), and its subsidiary Alliance Bernstein L.P., filed a joint Amendment No. 1 to Schedule 13G with the SEC on February 14, 2008. That Schedule 13G/A shows that, at December 31, 2007, Mutuelles AXA, AXA and AXA Financial as a group may be deemed to beneficially own the number of shares reported in the table above, including sole power to vote 7,027,513 shares, shared power to vote 829,681 shares, sole power to dispose of 9,581,535 shares and shared power to dispose of 19 shares. Addresses of these entities are as follows: IARD and Vie, 26, rue Drouot, 75009 Paris, France, and AXA, 25 avenue Matignon, 75008 Paris, France.

Common Stock Ownership of Management

The following table reflects, as of March 4, 2008, the total beneficial ownership of VF Common Stock by each director and nominee for director, and each named executive officer, and by all directors and executive officers as a group. Each named individual and all members of the group exercise sole voting and dispositive power, except as indicated in the footnotes. Share ownership of Ms. Fairbairn and Mr. Sharp includes 21,654,103 shares reported above under Certain Beneficial Owners, as to which they share voting and dispositive power with PNC Bank, N.A., as Trustees, as of December 29, 2007.

Total Shares Beneficially
Name of Beneficial Owner	Owned[1,2,3,4]

Directors:
Edward E. Crutchfield	8,972
Juan Ernesto de Bedout	46,883
Ursula O. Fairbairn	21,715,153
Barbara S. Feigin	55,932
George Fellows	47,900
Daniel R. Hesse	51,134
Robert J. Hurst	81,748
W. Alan McCollough	43,926
Clarence Otis, Jr.	26,176
M. Rust Sharp	21,703,620
Raymond G. Viault	36,157
Named Executive Officers:
Mackey J. McDonald[5]	1,923,970
Candace S. Cummings	180,496
George N. Derhofer	136,653
Robert K. Shearer	375,401
Eric C. Wiseman[5]	473,278
All Directors and Executive Officers as a Group (18 persons)	25,398,827

[1]	Shares owned include shares held in trusts as of December 29, 2007 in connection with employee benefit plans, as to which the following participants share voting power but have no present dispositive power: Mr. McDonald — 22,983 shares; Ms. Cummings — 5,950 shares; Mr. Derhofer — 15,428 shares; Mr. Wiseman — 3,902 shares; and all directors and executive officers as a group — 24,344 shares. Shares owned also include shares held as of December 29, 2007 in trust in connection with employee benefit plans, as to which the following participants have no dispositive power and shared voting power: Mr. McDonald — 951 shares; Mr. Derhofer — 941 shares; Mr. Shearer — 1,180 shares; and all directors and executive officers as a group — 4,086 shares. Shares owned also include shares held in a trust in connection with the VF Deferred Savings Plan for Non-Employee Directors as to which the following directors have shared voting power but do not have dispositive power: Mr. de Bedout — 8,638 shares; Ms. Fairbairn — 13,134 shares; Ms. Feigin — 6,332 shares; Mr. Hesse — 10,134 shares; Mr. Hurst — 17,348 shares; Mr. McCollough — 7,726 shares; Mr. Otis — 4,376 shares; Mr. Sharp — 6,517 shares; Mr. Viault — 6,757 shares; and all directors as a group — 81,007 shares.

[2]	Shares owned also include the following number of stock options that are exercisable as of March 4, 2008, or within 60 days thereafter: Mr. McDonald — 1,704,974; Ms. Cummings — 150,701; Mr. Derhofer — 93,334 shares; Mr. Shearer — 322,867; Mr. Wiseman — 404,034; Mr. Crutchfield — 5,800; Mr. de Bedout — 36,200; Ms. Fairbairn — 45,800; Ms. Feigin — 45,800; Mr. Fellows — 45,800; Mr. Hesse — 41,000; Mr. Hurst — 45,800; Mr. McCollough — 36,200; Mr. Otis — 21,800; Mr. Sharp — 41,000; Mr. Viault — 26,600; and all directors and executive officers as a group — 3,248,656.

[3]	Other than Ms. Fairbairn and Mr. Sharp, who are deemed to beneficially own 19.7% of the Common Stock outstanding, and Mr. McDonald, who beneficially owns 1.8% of the Common Stock outstanding, the percentage of shares owned beneficially by each named person does not exceed 1% of the Common Stock outstanding. The percentage of shares owned beneficially by all directors and executive officers as a group was 23.2% of the Common Stock outstanding.

[4]	Shares owned include units of VF Common Stock equivalents that are deferred under the VF Stock Compensation Plan, as follows: Mr. McDonald — 40,255; Ms. Cummings — 5,456; Mr. Derhofer — 11,050 shares; Mr. Shearer — 12,629; Mr. Wiseman — 5,448; and all directors and executive officers as a group — 67,169 shares. These units are fully vested and will be paid out in shares of Common Stock upon expiration of the deferral period, including upon certain types of termination of service. Holders of these units do not have current voting or dispositive power with respect to the shares deliverable in settlement of these units.

[5]	Mr. McDonald and Mr. Wiseman are also directors.

ITEM NO. 2

RE-APPROVAL OF CERTAIN MATERIAL TERMS OF THE EXECUTIVE INCENTIVE
COMPENSATION PLAN

Shareholder re-approval of certain material terms of the Amended and Restated Executive Incentive Compensation Plan (the “EIC Plan”) will be sought at the Annual Meeting, to enable VF to preserve its tax deductions for awards earned and paid under the EIC Plan without limitation under Section 162(m) of the Internal Revenue Code (“Code Section 162(m)”).

General.  The Board of Directors adopted, and the shareholders of VF approved, the EIC Plan in 2003. The Board of Directors regards the EIC Plan as an important means by which VF can link executive pay to performance. By providing for competitive levels of incentive compensation in a program that is fully tax deductible to VF, the EIC Plan serves as a useful tool for attracting and retaining members of our management team.

The EIC Plan provides the opportunity to the most senior members of VF’s management team to earn annual incentive awards. Persons designated by the Board of Directors from time to time as “executive officers” pursuant to Rule 16a-1(f) of the Securities Exchange Act of 1934, currently six in number, are eligible for participation in the EIC Plan. Other management employees of VF have the opportunity for annual incentive awards under the comparable Management Incentive Compensation Plan.

Description of the EIC Plan.  The EIC Plan authorizes the Compensation Committee of the Board to establish annual performance goals and related terms. These must be established during the first 90 days of the year. The EIC Plan permits the Committee to measure performance using a variety of business criteria. For each participant, a target annual incentive is specified, which is a cash amount that may be earned if a targeted level of performance is achieved. The Committee specifies a range of amounts, from 0% to a maximum of 200% of the target incentive award, that may be earned for achievement of the performance goal at specified levels above or below the target level.

The business criteria that can be used in setting performance goals can relate to corporate, business group or divisional performance with respect to earnings per share; net earnings; pretax earnings; profit before taxes; operating income; net sales (which, for purposes of the EIC Plan, includes royalties); market share; balance sheet measurements; cash return on assets; return on capital; book value; shareholder return; or return on average common equity. The performance period can be varied by the Committee to meet unusual circumstances, such as the hiring of an executive part way through a year. For participants whose compensation is not subject to loss of tax deductibility under Code Section 162(m), the Committee retains discretion to adjust incentive awards upward or downward in determining the final award amount. For other participants, only downward adjustments are permitted.

A participant may potentially earn incentive awards up to his or her “annual limit” in any calendar year. The annual limit under the EIC Plan is $3.0 million plus the amount of the participant’s unused annual limit as of the close of the previous calendar year. A participant uses up his or her annual limit in a given year based on the maximum potential amount of the incentive award authorized by the Committee, even if the actual amount earned is less than the maximum. For the preceding five years, the highest EIC Plan award paid to any of the executive officers named in the Summary Compensation Table other than the Chief Executive Officer was $1,239,000 and the range of awards paid to the Chief Executive Officer was $1,039,000 to $2,088,600.

Upon completion of a performance year, the Committee must determine the level of attainment of the pre-set performance goals and that other material requirements have been met before any incentive award may be paid out. If a participant’s employment terminates before the payout of an incentive award, the Committee will determine the amount of the award, if any, that may be paid. Awards and rights under the EIC Plan are non-transferable.

The EIC Plan may be amended, modified, suspended or terminated by the Committee, but certain fundamental changes must also be approved by the Board. In addition, an amendment or modification must be approved by shareholders if such approval is required to preserve the qualification of the Plan under Code Section 162(m). Under this standard, however, amendments that might broaden eligibility or increase the cost of the Plan to the Company would not necessarily require shareholder approval.

VF retains authority to grant annual incentives apart from the EIC Plan, and therefore the EIC Plan will not be the exclusive means by which such incentives could be authorized or paid to persons eligible to participate in the EIC Plan.

Discussion of Code Section 162(m).  Code Section 162(m) limits VF’s allowable tax deduction for compensation paid to the executive officers named in the Summary Compensation Table and serving on the final day of the fiscal year to $1 million per year. Certain types of compensation are exempted from this deductibility limitation, however, including performance-based compensation. “Performance-based compensation” is compensation paid

(1) upon the attainment of an objective performance goal or goals; (2) upon approval by the compensation committee or its equivalent, which committee must be composed of outside directors; and (3) pursuant to a plan as to which shareholders have approved certain material terms, specifically the eligibility, per-person limits, and the business criteria upon which the performance goals are based. The business criteria generally must be re-approved by shareholders every five years. VF intends that awards under the EIC Plan qualify as “performance-based compensation” so that these awards will not be subject to the $1 million deductibility limitation. Shareholders last approved the EIC Plan at the 2003 Annual Meeting. Accordingly, shareholder re-approval of the business criteria used under the EIC Plan for setting performance goals is being sought to preserve full deductibility of awards under the EIC Plan granted in the period from the 2008 Annual Meeting until the 2013 Annual Meeting.

New Plan Benefits Under the EIC Plan.  Awards under the EIC Plan will be granted in the discretion of the Committee. The future recipients and other terms of such awards cannot be determined at this time. Information regarding the Company’s recent practices with respect to annual incentive awards under the EIC Plan is presented in the “Summary Compensation Table”, the “Grants of Plan - Based Awards Table” and the “Compensation Discussion and Analysis” elsewhere in this proxy statement.

In the event shareholders disapprove this proposal, incentive awards will not be granted under the EIC Plan for performance periods beginning after the 2008 Annual Meeting to the extent required under Treasury Regulation 1.162-27(e)(4) in order to meet the shareholder approval requirements of that Regulation. However, incentive awards authorized before the Annual Meeting will remain earnable and payable under the terms of the EIC Plan.

The Board of Directors unanimously recommends a vote FOR re-approval of certain material terms of the EIC Plan.

ITEM NO. 3

RATIFICATION OF THE SELECTION
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm.  The Audit Committee has retained PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for the fiscal year ending January 3, 2009. PricewaterhouseCoopers LLP served as VF’s independent registered public accounting firm for the fiscal year ended December 29, 2007. In connection with its decision to retain PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP’s independence and concluded that it was. A representative of PricewaterhouseCoopers LLP will be present at the Meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions. Although we are not required to do so, we believe it is appropriate to ask shareholders to ratify the appointment of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm. If shareholders do not ratify the selection of

PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of an independent registered public accounting firm.

The VF Board of Directors recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP.

Professional Fees of PricewaterhouseCoopers LLP.  The following chart summarizes the estimated fees of PricewaterhouseCoopers LLP for services rendered to VF during the fiscal year ended December 29, 2007 and the fiscal year ended December 30, 2006.

Type of Fees	2007	2006	Description of Fees

Audit Fees	$4,298,000	$4,351,000	“Audit Fees” are fees that VF paid to PricewaterhouseCoopers LLP for the audit of VF’s consolidated financial statements included in VF’s Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings and engagements; and for the audit of VF’s internal control over financial reporting; and for the attestation of management’s report on the effectiveness of internal control over financial reporting.

Audit Related	205,000	211,000	“Audit Related Fees” are fees billed
Fees			for assurance and related services that are reasonably related to the performance of the audit or review of VF’s financial statements and are not reported above under the caption “Audit Fees”. “Audit Related Fees” in 2007 consisted primarily of comfort letter procedures in relation to a debt offering and consultation concerning financial accounting and reporting standards, and in 2006 consisted primarily of employee benefit plan audits and a social security audit.

Tax Fees	769,000	636,000	“Tax Fees” are fees billed for professional services for tax compliance, tax advice, and tax planning. “Tax Fees” in 2007 and 2006 consisted primarily of tax compliance, tax audit assistance and VAT services.

All other Fees	-0-	-0-	PricewaterhouseCoopers LLP performed no services in 2007 and 2006 other than the services reported under “Audit Fees”, “Audit Related Fees” and “Tax Fees”.

Total	$5,272,000	$5,198,000

All audit related services and all other permissible non-audit services provided by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee. The pre-approval policies adopted by the Audit Committee provide that annual, recurring services that will be provided by VF’s independent registered public accounting firm and related fees are presented to the Audit Committee for its consideration and advance approval at each February

Audit Committee meeting. At each February Audit Committee meeting, criteria are established by the Audit Committee for its advance approval of specified categories of services and payment of fees to VF’s independent registered public accounting firm for changes in scope of recurring services or additional nonrecurring services during the current year. On a quarterly basis, the Audit Committee is informed of each previously approved service performed by VF’s independent registered public accounting firm and the related fees.

Report of the Audit Committee.  The Audit Committee reports as follows with respect to the audit of VF’s consolidated financial statements for the fiscal year ended December 29, 2007 (the “2007 Financial Statements”). At the meeting of the Audit Committee held in February 2008, the Audit Committee (i) reviewed and discussed with management the 2007 Financial Statements and audit of internal control over financial reporting; (ii) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement of Auditing Standards No. 61 (Communication with Audit Committees) which include, among other items, matters related to the conduct of the audit of the 2007 Financial Statements; and (iii) received from PricewaterhouseCoopers LLP written disclosures regarding their independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PricewaterhouseCoopers LLP their independence from VF. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the 2007 Financial Statements as audited by PricewaterhouseCoopers LLP be included in VF’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007 to be filed with the Securities and Exchange Commission.

George Fellows, Chairman
Juan Ernesto de Bedout
Barbara S. Feigin
Clarence Otis, Jr.
Raymond G. Viault

OTHER INFORMATION

Other Matters

The Board of Directors does not know of any other matter that is intended to be brought before the Meeting, but if any other matter is presented, the persons named in the enclosed proxy will be authorized to vote on behalf of the shareholders in their discretion and intend to vote the same according to their best judgment. As of February 6, 2008, VF had not received notice of any matter to be presented at the Meeting other than as described in this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of VF, as well as persons who own more than 10% of a registered class of VF’s equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock

Exchange. VF believes that during the preceding year all Reporting Persons timely complied with all filing requirements applicable to them except that Director W. Alan McCollough filed a late Form 4 in June 2007 for a transaction that occurred in March 2007 due to an administrative oversight.

Expenses of Solicitation

VF will bear the cost of this proxy solicitation. In addition to the use of mail, proxies may be solicited in person or by telephone by VF employees without additional compensation. VF has engaged D.F. King & Co., Inc. to solicit proxies in connection with this proxy statement, and employees of that company are expected to solicit proxies in person, by telephone and by mail. The anticipated cost to VF of such solicitation is approximately $12,500, plus expenses. VF will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

2008 Shareholder Proposals

In order for shareholder proposals for the 2009 Annual Meeting of Shareholders to be eligible for inclusion in VF’s proxy statement, VF must receive them at its principal office in Greensboro, North Carolina on or before November 17, 2008. In order for shareholder proposals that are not intended to be included in VF’s proxy statement but which are to be presented at the 2009 Annual Meeting of Shareholders to be timely, VF must receive notice of such at its principal office in Greensboro, North Carolina on or before February 1, 2009.

By Order of the Board of Directors

Candace S. Cummings
Vice President — Administration,
General Counsel and Secretary

Dated: March 17, 2008

APPENDIX A

V.F. CORPORATION
INDEPENDENCE STANDARDS OF THE BOARD OF DIRECTORS

To be considered independent under the Listing Standards of the NYSE, the Board must determine that a director does not have any direct or indirect (as a partner, shareholder or officer of an organization that has a relationship with VF) material relationship with VF by broadly considering all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board’s determination of each director’s independence will be disclosed annually in VF’s proxy statement. The Board has established the following categorical standards to assist it in determining director independence in accordance with the NYSE rules:

•	No director who is an employee, or whose immediate family member is an executive officer, of VF can be considered independent until three years after termination of such employment relationship.

•	No director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the company can be considered independent until three years after the end of the affiliation or employment or auditing relationship.

•	No director can be considered independent if he or she is employed, or if his or her immediate family member is employed, as an executive officer of another company where any of VF’s present executives serve on the other company’s compensation committee until three years after the end of such service or employment relationship.

•	No director can be considered independent if he or she receives, or his or her immediate family member receives, more than $100,000 per year in direct compensation from VF, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) until three years after he or she or his or her immediate family member ceases to receive more than $100,000 per year in such compensation.

•	No director can be considered independent if he or she is an executive officer or employee of another company not including a charitable organization (or an immediate family member of the director is an executive officer of such company) that makes payments to, or receives payments from, VF for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues until three years after falling below such threshold.

•	VF will disclose, in its annual proxy statement, any charitable contributions made by VF to a charitable organization if the charitable organization is one in which a VF director serves as an executive officer and, within the preceding three years, charitable contributions made by VF in any single fiscal year exceed the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues. This disclosure does not

A-1

automatically result in a determination against that director’s independence; however, the Board will consider the materiality of this relationship in its overall affirmative determination of that director’s independence status.

•	The Board, as part of its self-evaluation will review all commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships between the Company and its directors.

•	For relationships not qualifying within the above guidelines, the determination of whether the relationship is material, and therefore whether the director is independent, shall be made by the Board. The Company will explain in the next proxy statement the basis for any Board determination that a relationship was immaterial despite the fact that it did not meet the categorical standards of immateriality set forth in the above guidelines.

In addition, members of the Audit Committee of the Board are subject to heightened standards of independence under the NYSE rules and the SEC rules and regulations.

A-2

VF Corporation	C123456789
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004	000000000.000000 ext 000000000.000000 ext
000000000.000000 ext     000000000.000000 ext
000000000.000000 ext     000000000.000000 ext
Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 21, 2008.

Vote by Internet
• Log on to the Internet and go to www.envisionreports.com/vfc • Follow the steps outlined on the secured website.

Vote by telephone
 • Call toll free 1-800-652-VOTE (8683) within the
   United States & Canada any time on a touch tone
   telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.
Using a black ink pen, mark your voles with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	C0123456789	12345

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Proposals — The Board of Directors recommends a vote FOR each of the nominees in Item No. 1, FOR Item No. 2 and FOR Item No. 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 - Mackey J. McDonald	☐	☐	02 - Barbara S. Feigin	☐	☐	03 - Juan Ernesto de Bedout	☐	☐	+

	04 - Ursula O. Fairbaim	☐	☐	05 - Eric C. Wiseman	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Re-approve certain material terms of VF’s Amended and Restated Executive Incentive Compensation Plan.	☐	☐	☐	3.	Ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for the fiscal year ending January 3, 2009.	☐	☐	☐

Shares subject to this proxy/voting instruction card will be voted in the manner indicated above, when the card is properly executed and returned. If no indication is made, such shares will be voted FOR the election of all nominees as Directors, FOR the Executive Incentive Compensation Plan Proposal, and FOR ratification of the selection of the independent registered public accounting firm. For participants in the VF Corporation employee benefit plans: This card will be treated as voting instructions to the plan trustees or administrator, as explained on the reverse side of this card.

B	Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

		Mark the box to the right if you plan to attend the Annual Meeting	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Voting Instructions for the VF Corporation Retirement Savings Plan
for Salaried Employees (the “Salaried 401 (k)”):
This card constitutes voting instructions to Fidelity Management Trust Company, the Trustee for the Salaried 401 (k), to vote in person or by proxy any shares of Common Stock allocated to the participant as of March 4, 2008 under the Salaried 401(k), at the Annual Meeting of Shareholders of VF Corporation to be held on April 22, 2008, and at any adjournments thereof, and also constitutes voting instructions to the Trustee for a proportionate number of shares of Common Stock in the Salaried 401(k) for which no instruction card has been received from other participants. If you do not return this card, the Trustee will vote any shares allocated to you in the same proportion as the shares for which instructions were received from other participants in the Salaried401(k).
Voting Instructions for the VF Corporation Retirement Savings Plan
for Hourly Employees (the “Hourly 401 (k)”}:
This card also constitutes voting instructions to Fidelity Management Trust Company, the Trustee for the Hourly 401 (k), to vote in person or by proxy any shares of Common Stock allocated to the participant as of March 4, 2008 under the Hourly 401 (k), at the Annual Meeting of Shareholders of VF Corporation to be held on April 22, 2008, and at any adjournments thereof, and also constitutes voting instructions to the Trustee for a proportionate number of shares of Common Stock in the Hourly 401(k) for which no instruction card has been received from other participants. If you do not return this card, the Trustee will vote any shares allocated to you in the same proportion as the shares for which instructions were received from other participants in the Hourly 401 (k).
Voting Request for the VF Executive Deferred Savings Plan and the VF Executive Deferred Savings Plan II (collectively, the “EDSP”):
This card constitutes a voting request to the VF Corporation Pension Plan Committee (the “Committee”), Administrator of the EDSP, to vote any shares of Common Stock held by the trustee of the grantor trust relating to the EDSP and credited to the participant’s EDSP account as of March 4,2008, at the Annual Meeting of Shareholders of VF Corporation to be held on April 22,2008, and at any adjournments thereof, with the understanding that the Committee, pursuant to its discretionary powers under the EDSP, may reject this request and direct that the shares be voted in a contrary manner
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

     Proxy — VF Corporation

PROXY SOLICITATION/VOTING INSTRUCTION CARD
Proxy Solicited on Behalf of the Board of Directors for
Annual Meeting on April 22, 2008
The shareholder hereby appoints M.J. McDonald and C.S. Cummings, and each of them acting individually, proxies of the shareholder, with full power of substitution, to represent and vote, as directed on the reverse side of this card, all shares of Common Stock of VF Corporation held of record by the shareholder on March 4, 2008, at the Annual Meeting of Shareholders of VF Corporation to be held on April 22, 2008, and at any adjournments thereof, and, in their discretion, upon such other matters not specified as may come before said meeting. The shareholder hereby revokes any prior proxies,
You are encouraged to specify your choice by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.
UNLESS YOU VOTE BY TELEPHONE, INTERNET, OR BY SIGNING AND RETURNING THIS CARD. THE PROXIES CANNOT VOTE YOUR SHARES.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

VOTING REQUEST

To:	VF Corporation Pension Plan Committee (the “Committee”), Administrator of the VF Deferred Savings Plan for Non-Employee Directors (the “Plan”)
As a participant in the Plan with certain Deferrals being credited with gains and losses as if invested in the VF Corporation Common Stock Fund, and in accordance with the Committee’s procedures permitting each such participant the right to request that the VF shares held by the trustee of the grantor trust relating to the Plan and credited to the participant’s Plan account at the record date be voted in a specific manner, I hereby request that my VF shares so credited be voted, in person or by proxy, in the manner shown below:
ELECTION OF DIRECTORS
The Board of Directors of the Corporation recommends a vote FOR the election of all nominees as Directors.

Nominees:	Mackey J. McDonald, Barbara S. Feigin, Juan Ernesto de Bedout, Ursula O. Fairbairn and Eric C. Wiseman

☐	VOTE FOR all nominees listed above, except vote withheld from individual nominees as follows:	☐	VOTE WITHHELD from all nominees

RE-APPROVAL OF CERTAIN MATERIAL TERMS OF VF’S AMENDED AND RESTATED EXECUTIVE INCENTIVE COMPENSATION PLAN
The Board of Directors of the Corporation recommends a vote FOR re-approval of certain material terms of VF’s Amended and Restated Executive Incentive Compensation Plan to preserve the full deductibility for Federal income tax purposes of payments under the Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS VF’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 3, 2009.
     The Board of Directors of the Corporation recommends a vote FOR the ratification of the selection of the independent registered public accounting firm for the 2008 fiscal year.

FOR	AGAINST	ABSTAIN
☐	☐	☐
I understand that if I return this form properly signed but do not otherwise specify my choices, this will be deemed to be a request to vote FOR the election of all nominees as Directors, FOR re-approval of certain material terms of VF’s Amended and Restated Executive Compensation Plan, and FOR ratification of the selection of the independent registered public accounting firm.
Signature of Participant:

Dated: , 2008

IMPORTANT: Please sign and date these instructions exactly as your name appears hereon.	PLEASE SIGN, DATE AND RETURN THESE INSTRUCTIONS PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

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